UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐      Soliciting Material Pursuant to §240.14a-12

STRATEGIC DIAGNOSTICS INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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STRATEGIC DIAGNOSTICS INC.

111 Pencader Drive
Newark, Delaware 19702

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON TUESDAY, MAY 17, 2011

NOTICE IS HEREBY GIVEN that the 2011 Annual Meeting of Stockholders (the “Meeting”) of Strategic Diagnostics Inc. (the “Company”) will be held at the Embassy Suites Newark/Wilmington South, 654 South College Avenue, Newark, Delaware 19713, on Tuesday, May 17, 2011, at 10:00 a.m. local time for the following purposes:

1.	To elect four Class I directors of the Company to serve for a two-year term until the 2013 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;

2.	To approve an amendment to the Company’s Fourth Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock thereunder;

3.	To approve an amendment to the Company’s 2000 Stock Incentive Plan to increase the number of shares of common stock authorized for issuance thereunder from 6,000,000 to 8,000,000; and

4.	To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for fiscal year 2011; and

5.	To consider and act upon any other matters which may properly be brought before the Meeting and at any adjournments or postponements thereof.

Any action may be taken on the foregoing matters at the Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Meeting may be adjourned, or to which the Meeting may be postponed.

The Board of Directors has fixed March 25, 2011 as the record date for determining the stockholders entitled to notice of and to vote at the Meeting and at any adjournments or postponements thereof. Only holders of record of the Company’s common stock at the close of business on that date will be entitled to notice of and to vote at the Meeting and at any adjournments or postponements thereof.

You are requested to fill in and sign the enclosed form of proxy which is being solicited by the Board of Directors and to mail it promptly in the enclosed postage-prepaid envelope. You may revoke your proxy at any time before it is exercised by sending written revocation to the Secretary of the Company, delivering a later-dated proxy or voting in person at the Meeting.

BY ORDER OF THE BOARD OF DIRECTORS,

Kevin J. Bratton
Secretary

Newark, Delaware
April __, 2011

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PREPAID ENVELOPE PROVIDED. STOCKHOLDERS MAY ALSO VOTE VIA THE INTERNET OR BY USING A TOLL-FREE TELEPHONE NUMBER. INSTRUCTIONS ON HOW TO VOTE EITHER VIA THE INTERNET OR BY TELEPHONE ARE INCLUDED ON THE PROXY CARD. IF YOU RETURN YOUR PROXY CARD AND LATER ATTEND THE MEETING IN PERSON, YOU MAY REVOKE THE PROXY BEFORE IT IS EXERCISED AND VOTE IN PERSON IF YOU WISH.

STRATEGIC DIAGNOSTICS INC.

111 Pencader Drive
Newark, Delaware 19702

PROXY STATEMENT

Proxies and Voting

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Strategic Diagnostics Inc. (the “Company” or “SDIX”) for use at the 2011 Annual Meeting of Stockholders of the Company to be held on Tuesday, May 17, 2011, at 10:00 a.m. local time at the Embassy Suites Newark/Wilmington South, 654 South College Avenue, Newark, Delaware 19713, and at any adjournments or postponements thereof (the “Meeting”). At the Meeting, stockholders will be asked to vote upon (i) the election of four Class I directors of the Company, (ii) the approval of an amendment to the Company’s Fourth Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to increase the number of authorized shares of common stock thereunder from 35,000,000 to 50,000,000, (iii) an amendment to the 2000 Stock Incentive Plan (the “Plan”) to increase the number of shares of common stock authorized for issuance thereunder from 6,000,000 to 8,000,000, (iv) the ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for fiscal year 2011 and (v) any other matters properly brought before the Meeting.

This Proxy Statement and the accompanying Notice of Annual Meeting and Proxy Card are first being sent to stockholders on or about April __, 2011. The Board has fixed March 25, 2011 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting (the “Record Date”). Only stockholders of record of the Company’s common stock, $0.01 par value (the “Common Stock”), at the close of business on the Record Date will be entitled to notice of and to vote at the Meeting. As of the Record Date, there were 20,536,730 shares of the Common Stock outstanding and entitled to vote at the Meeting. Holders of the Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held by them.

The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding shares of the Common Stock entitled to vote at the Meeting is necessary to constitute a quorum for the transaction of business at the Meeting. Abstentions and broker non-votes are each included in the number of shares present at the Meeting for purposes of establishing a quorum. A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. As to Proposal No. 1, the affirmative vote of the holders of a plurality of the shares of the Common Stock present or represented at the Meeting is required for the election of Class I directors and thus, abstentions and broker non-votes have no effect on the outcome of the election of directors.  As to Proposal No. 2, the affirmative vote of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote is required for the approval of this proposal.  As such, both abstentions and broker non-votes will have the same effect as a vote against this proposal.  As to Proposals No. 3 and No. 4, the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Meeting and entitled to vote is required for approval of each proposal.  As such, abstentions have the same effect as negative votes on these proposals, but broker non-votes will have no effect in the voting on these proposals.

All stockholders may vote by mail, via the Internet or by using the toll-free telephone number listed on the proxy card. Internet and telephone voting information is provided on the proxy card. A control number, located on the lower right portion of the proxy card, is designated to verify a stockholder’s identity and allow the stockholder to vote the shares and confirm that the voting instructions have been recorded properly. If you vote via the Internet or by telephone, please do not return a signed proxy card. Stockholders who hold their shares through a bank or broker can vote via the Internet or by telephone if these options are offered by the bank or broker.

Stockholders of the Company are requested to complete, sign, date and promptly return the accompanying proxy card in the enclosed postage-prepaid envelope if voting by mail. Shares represented by a properly executed proxy received prior to the vote at the Meeting and not revoked will be voted at the Meeting as directed on the proxy. If a properly executed proxy is submitted and no instructions are given, the proxy will be voted FOR the election of the four nominees for Class I directors of the Company, FOR the proposal to amend the Certificate of Incorporation to increase the number of authorized shares of Common Stock thereunder from 35,000,000 to 50,000,000 FOR the amendment to the Plan to increase the number of shares of Common Stock authorized for issuance thereunder from 6,000,000 to 8,000,000 as set forth in this Proxy Statement and FOR the ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for fiscal year 2011. It is not anticipated that any matters other than those set forth in this Proxy Statement will be presented at the Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

A stockholder of record at the close of business on the Record Date may revoke a proxy at any time before it has been exercised in any one of the following manners: by filing a written revocation with the Secretary of the Company at the address of the Company set forth above; by filing a duly executed proxy bearing a later date; or by appearing in person and voting by ballot at the Meeting. Any stockholder of record at the close of business on the Record Date attending the Meeting may vote in person whether or not a proxy has been previously given, but the presence (without further action) of a stockholder at the Meeting alone will not constitute revocation of a previously given proxy.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

This Proxy Statement and our 2010 Annual Report are available at www.proxyvote.com.

STOCK OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table presents, as of the Record Date, information as to (i) the persons or entities known to the Company to be beneficial owners of more than 5% of the Common Stock, (ii) each director and director nominee, (iii) each of the named executive officers appearing in the Summary Compensation Table under “Executive Compensation” below and (iv) all directors and executive officers of the Company as a group, based on representations of executive officers and directors of the Company and filings received by the Company on Schedule 13D or 13G promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As of the Record Date, the Company had 20,536,730 shares of the Common Stock issued and outstanding. Unless otherwise indicated, the number of shares beneficially owned by the persons or entities named in the table and by all executive officers and directors as a group are presented in accordance with Rule 13d-3 under the Exchange Act and include, in addition to shares issued and outstanding, unissued shares which are subject to issuance upon exercise of options or warrants within 60 days after the Record Date. Such unissued shares are also included in computing the percent of class beneficially owned by such person, but are not included in computing the percent of class beneficially owned by any other person. The address of the individual beneficial owners is in care of the Company at its address listed on the first page of this Proxy Statement unless otherwise noted.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Options Excercisable Within 60 Days After Record Date	Total Beneficial Ownership	Percent of Class

Steven R. Becker	2,457,093	(2)	31,021	2,488,114	12.1%

Francis M. DiNuzzo	37,000		227,000	264,000	1.3%

Richard van den Broek	230,630	(3)	31,021	261,651	1.3%

Stephen L. Waechter	81,490		91,000	172,490	*

Clifford L. Spiro	79,930	(4)	34,229	114,159	*

Kevin J. Bratton	50,000		18,750	68,750	*

Klaus Lindpaintner	50,000		18,750	68,750	*

C. Geoffrey Davis	21,596		30,575	52,171	*

David M. Wurzer	7,500		16,049	23,549	*

Thomas Bologna	2,500		16,049	18,549	*

Wayne P. Yetter	2,500		15,869	18,369	*

All officers and directors as a group (11 persons)	3,020,239		530,313	3,550,552	16.9%

Becker Drapkin Management, LLC
300 Crescent Court, Suite 1111
Dallas, Texas 75201	2,296,704	(5)		2,296,704	11.2%

T. Rowe Price Associates, Inc.
100 E. Pratt Street
Baltimore, Maryland 21202	1,718,700	(6)		1,718,700	8.4%

Stephens Investment Management, LLC
One Ferry Building, Suite 255
San Francisco, California 94111	1,610,840	(7)		1,610,840	7.8%

Kleinheinz Capital Partners, Inc.
301 Commerce Street, Suite 1900
Fort Worth, Texas 76102	1,342,612	(8)		1,342,612	6.5%

* Represents less than 1%.

(1)
Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the securities shown to be owned by such stockholder. The inclusion herein of securities listed as beneficially owned does not constitute an admission of beneficial ownership.

(2)	Includes 2,296,704 shares held by Becker Drapkin Management, of which Mr. Becker is a co-managing partner.

(3)	Includes 200,000 shares held by HSMR Advisors, LLC, of which Mr. van den Broek is the managing partner.

(4)	Mr. Spiro left the Board effective on May 18, 2010, the date of the Company’s 2010 Annual Meeting of Stockholders.

(5)	The Company has relied solely on a Schedule 13D dated August 10, 2010 for this information.

(6)
The Company has relied solely on a Schedule 13G dated February 14, 2011 for this information. These securities are owned by various individual and institutional investors, including T. Rowe Price Small-Cap Value Fund, Inc., which T. Rowe Price Associates, Inc. (Price Associates) serves as investment adviser with the power to direct investments and/or the sole power to vote the securities. For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(7)	The Company has relied solely on a Schedule 13G dated February 11, 2011 for this information.

(8)	The Company has relied solely on a Schedule 13G dated February 14, 2011 for this information.

PROPOSAL 1
ELECTION OF A CLASS OF DIRECTORS

The Company’s Board currently consists of eight members. As provided by the Certificate of Incorporation, the Board is divided into two classes of directors with each director serving a two-year term. Each year one class of directors is elected by a stockholder vote. At the Meeting, four Class I directors will be elected to a two-year term. The incumbent nominees for election as a director in Class I are Steven R. Becker, Thomas A. Bologna, Francis M. DiNuzzo and David M. Wurzer.   The nominees, if elected, will hold office until the annual meeting in 2013 and until their successor is duly elected and qualified. The Class II members of the Board are C. Geoffrey Davis, Richard van den Broek, Stephen L. Waechter and Wayne P. Yetter. The Class II members of the Board are not standing for election and their terms expire in 2012. Following the election of the nominees set forth in this Proxy Statement, the Board will consist of eight members.

The affirmative vote of a plurality of the shares of the Common Stock present or represented at the Meeting and entitled to vote is required for the election of the Class I Directors. Unless otherwise instructed, the persons named in the accompanying proxy will vote “FOR” the election of Steven R. Becker, Thomas A. Bologna, Francis M. DiNuzzo and David M. Wurzer as Class I Directors.

The following table sets forth the name, age and principal occupation of each director, or nominee for director, and the year in which he became a director, if applicable.

Name and Principal Occupation	Age	Director Since

Thomas A. Bologna (1)	62	2010
Chairman of the Board of Directors
President and CEO – Orchid Cellmark, Inc.

Richard van den Broek	45	2008
Managing Partner – HSMR Advisors, LLC

Steven Becker (1)	44	2008
Founder and Managing Partner - Becker Drapkin Management

C. Geoffrey Davis	60	2007
President and CEO - Angelica Therapeutics, Inc.

Francis M. DiNuzzo (1)	55	2008
President and CEO of the Company

Stephen L. Waechter	60	2002
Chief Financial Officer – Aeronautical Radio, Inc

David M. Wurzer (1)	52	2010
Managing Director, Investments – Connecticut Innovations

Wayne P. Yetter	65	2010
Chairman - ProActive for Patients Media, Inc.

(1)	A nominee for election to the Board of Directors.

The Board unanimously recommends a vote for each of the nominees listed above.

Company History

The Company is the surviving entity resulting from the December 30, 1996 merger of Strategic Diagnostics, Inc. (“SDI”) with and into EnSys Corporation (“EnSys”). The surviving entity was then renamed Strategic Diagnostics Inc.

 Background of Directors

Thomas A. Bologna joined the Company as a director in February 2010. Since 2006, Mr. Bologna has been President and Chief Executive Officer and a member of the Corporate Board of Directors of Orchid Cellmark, Inc., a leading international DNA testing company with its headquarters in Princeton, New Jersey. Prior to joining Orchid Cellmark, Inc., Mr. Bologna served as President, CEO and a director of Quorex Pharmaceuticals, Inc. Mr. Bologna also served as Chairman of the Board, President and Chief Executive Officer of Ostex International, Inc., President, CEO and a director of Scriptgen Pharmaceuticals, Inc. and Chairman of the Board, President and Chief Executive Officer of Gen-Probe Incorporated. Mr. Bologna also serves on the business advisory board of The Epilepsy Project. Mr. Bologna has a proven track record of over 20 years leading venture-backed private and public biotechnology companies, turnarounds, and highly profitable healthcare divisions and subsidiaries of Fortune 500 companies. Mr. Bologna holds an MBA and Bachelor of Science degrees from New York University.

Steven R. Becker joined the Company as a director in March 2008. Since 2004, Mr. Becker has served as the managing partner and founder of Becker Drapkin Management, a Dallas-based small cap investment fund. Prior to founding Becker Drapkin, Mr. Becker was a partner at the Special Situations Funds, a New York City-based asset manager. Mr. Becker joined Special Situations in April 1997 and ran the Special Situations Private Equity Fund since its inception. Prior to joining Special Situations, Mr. Becker was a part of the distressed debt and leveraged equities research team at Bankers Trust Securities. He began his career at Manley Fuller Asset Management in New York as a small cap analyst. Mr. Becker currently serves as a director of Hot Topic, a publicly traded teen retailer. Mr. Becker received a B.A. from Middlebury College and a J.D. from the University of Florida.

C. Geoffrey Davis, Ph.D joined the Company as a director in September 2007. Currently, Dr. Davis is the CEO and Chairman and a director of Angelica Therapeutics, Inc., a privately held biotechnology company. In 1996, Dr. Davis founded Abgenix, Inc. in Fremont, California, where he served as the Chief Scientific Officer and led the development of the XenoMouse® technology and was involved in the research and development of Vectibix®, a fully human monoclonal antibody approved for the treatment of colorectal cancer. Dr. Davis also guided the discovery of 11 other antibodies currently in clinical trials. Abgenix was acquired by Amgen in early 2006. Prior to founding Abgenix, Dr. Davis was a faculty member at UCSF, an investigator with the Howard Hughes Medical Institute, and Director of Immunology at both Repligen Corp. and Cell Genesys, Inc. Dr. Davis received his Ph.D. in immunology from the University of California, San Francisco and completed his postdoctoral work at Southwestern University. He is the author of 37 publications and is an inventor on 11 issued patents. Mr. Davis serves as a director of Harbour Antibodies, AB and of Moerae Matrix.

Francis M. DiNuzzo has served as President and Chief Executive Officer since October 13, 2008 and was appointed to the Board on that date. Mr. DiNuzzo joined the Company in February 2008 as Executive Vice President Marketing and Chief Commercial Officer. Prior to joining SDI, Mr. DiNuzzo spent 26 years at Agilent Technologies/Hewlett Packard. He began his career in research and development in 1981 and advanced through a series of functional management roles over the next 18 years. In 1999, Mr. DiNuzzo became General Manager of Agilent’s Chemical Solutions Business Unit where he had global responsibility for analytical equipment, consumables and service products serving the chemical, environmental, food and forensics markets. In 2001, Mr. DiNuzzo became General Manager of the Consumable and Services Business Unit, with global responsibility for all consumables and services across all Life Science and Chemical Analysis markets. In 2004, Mr. DiNuzzo became Vice President and General Manager of the Integrated Biology Solutions unit, a role where he formed a biotechnology business focused on Genomics, Proteomics and BioInformatics. Mr. DiNuzzo holds B.S and M.S. degrees in Engineering with a minor in Business Administration from the University of New Hampshire. Mr. DiNuzzo serves on the Board of Directors of Delaware Bioscience Association.

Richard van den Broek joined the Company as a director in March 2008. Since 2004, Mr. van den Broek has been Managing Partner of HSMR Advisors, LLC, an investment fund focused on the biotechnology industry. From 2000-2003 he was a Partner at Cooper Hill Partners, LLC, an investment fund focused on the healthcare sector. Prior to that Mr. van den Broek had a ten year career as a biotech analyst, starting at Oppenheimer & Co., then Merrill Lynch, and finally at Hambrecht & Quist. He serves as a director of Pharmacyclics, a drug development company, Response Genetics, a diagnostics company and Pharmaxis (an Australian public company). Mr. van den Broek is a graduate of Harvard University and is a Chartered Financial Analyst.

Stephen L. Waechter has served as a director of the Company since 2002. In June 2008, Mr. Waechter was appointed Chief Financial Officer and Vice President of Business Operations for Aeronautical Radio, Inc. Mr. Waechter served as Executive Vice President, Chief Financial Officer and Treasurer of CACI International Inc, a leading provider of information technology services and solutions, from April 1999 through 2007. From 1997 to 1999, he served as Executive Vice President, Chief Financial Officer and Treasurer of GTSI, Corp., a provider of integrated information technology solutions. Mr. Waechter serves as a director for NCI Information Systems, Inc. and Social and Scientific Services, Inc. He holds a B.A. in History from Christian Brothers College and received an M.B.A. from Xavier University.

David M. Wurzer joined the Company as a director in February 2010. Since 2009, Mr. Wurzer has served as Managing Director, Investments at Connecticut Innovations (CI), the State’s “venture capital arm.” He is responsible for sourcing and analyzing investment opportunities, leading CI investments in entrepreneurial high-tech ventures and advising portfolio companies. Prior to joining Connecticut Innovations, Mr. Wurzer most recently served as Executive Vice President, Treasurer and Chief Financial Officer of CuraGen Corporation, a biopharmaceutical development company, from September 1997 through December 2007. He has over 30 years of financial experience with growth-oriented companies, including direct involvement with raising capital, strategic transactions and mergers & acquisitions, for both start-up companies and publicly-held entities. Mr. Wurzer serves on the boards of Axerion Therapeutics, CyVek, Post-n-Track, Semantifi, Weston Software, DUSA Pharmaceuticals and Response Genetics.  Mr. Wurzer holds a BBA degree in Accountancy from the University of Notre Dame.

Wayne P. Yetter joined the Company as a director in May 2010. In October 2009, Mr. Yetter became Chief Executive Officer of ProActive for Patients Media, Inc., an early investment stage company providing a physician-to-patient messaging system to increase patient adherence to medication therapies. Since October 2010, he serves only as the company’s Chairman.  Mr. Yetter served as Chief Executive Officer of Verispan LLC, a joint venture of McKesson Corp. and Quintiles Transnational, a leading provider of healthcare information and marketing services to the pharmaceutical industry, from September 2005 to August 2008 when the company was acquired by SDI Health. Mr. Yetter had a 30 year career in the pharmaceutical industry and held executive positions at Pfizer, Merck, Astra-Merck (now AstraZeneca) and Novartis. His roles included Vice President, Marketing Operations (global) and Vice President, Far East and Pacific at Merck, founding Chief Executive Officer of Astra-Merck, and President and Chief Executive Officer of Novartis Pharmaceuticals Corporation, the US division of Novartis AG. He also served as Chief Operating Officer of IMS Health, a market research data company from 1999 until 2000, when he became Chairman and Chief Executive Officer of Synavant, Inc. (a Nasdaq listed spin-out of IMS). Synavant was acquired by Dendrite International in 2003. Mr. Yetter currently serves as a director of EpiCept Corporation, InfuSystem Holdings, Inc., and NuPathe Inc., where he is Chairman.  Previously, he served as Chairman of Noven Pharmaceuticals, Chairman of Transkaryotic Therapies, Lead Independent Director of Matria Healthcare (each of these companies was acquired) and as a director of Synvista Therapeutics, Inc.  He also served on the Executive Committee of PhRMA, the pharmaceutical industry association, from 1997-1999. Mr. Yetter holds a B.A. in Biology from Wilkes University and received an M.B.A from Bryant University.

The Board of Directors

Experience, Qualifications, Attributes and Skills

The Board of Directors believes that the Board, as a whole, should possess a combination of skills, professional experience and diversity of backgrounds necessary to oversee the Company’s business. With respect to their consideration of diversity of background, neither the Nominating & Corporate Governance Committee nor the full Board of Directors has a formal policy of assessing diversity with respect to any particular qualities or attributes. In addition, the Board believes that there are certain attributes that every director should possess, as reflected in the Board’s membership criteria. Accordingly, the Board and the Nominating & Corporate Governance Committee consider the qualifications of directors and director candidates individually and in the broader context of the Board’s overall composition and the Company’s current and future needs.

All of our current Board members share certain qualifications and attributes consistent with these criteria, which are set forth in the Company’s Corporate & Governance Guidelines and Policies, including unquestioned personal ethics and integrity and possessing skills and experience aligned with our strategic direction and operating challenges and that complement the overall composition of the Board. In addition, each Board member has demonstrated certain core business competencies, including high achievement and a record of success, financial literacy, a history of making good business decisions and exposure to best practices.

The following highlights the specific experience, qualifications, attributes and skills of our individual Board members that have led the Nominating & Corporate Governance Committee to conclude that these individuals should continue to serve on our Board:

Mr. van den Broek has significant investment research experience in the biotechnology and healthcare industries. His proven skills as a financial analyst and fund manager are valuable to the Company.

Mr. Becker brings extensive insight into asset and investment management in the healthcare and technology industries. He also helps provide important guidance regarding various financial matters.

Mr. Bologna has several years of senior leadership in biotechnology companies, including public and privately held firms. His experience in change management and business process is of importance to the Company.

Dr. Davis is a published author and named inventor on several patents. His expertise in therapeutic antibody research and development helps guide the further growth of the Company’s Life Science product portfolio.

Mr. Waechter provides critical guidance as the Chairman of the Audit Committee. He has years of executive-level financial management, including as the Chief Financial Officer of numerous companies. Mr. Waechter is considered an “audit committee financial expert” under the criteria adopted by the SEC and brings to the Audit Committee exceptional experience and understanding in the auditing and accounting fields.

Mr. Yetter brings strong experience in senior leadership in pharmaceutical and healthcare-related companies, including public and privately held firms. His experience in these industries is of importance to the Company.

Mr. Wurzer has years of senior-level management experience in growing companies. His wealth of knowledge in the investment arena is of importance to the Company as it continues to pursue opportunities for partnerships, alliances and future growth.

CORPORATE GOVERNANCE

Board Risk Oversight

The Board of Directors, acting mainly through the Audit Committee, is actively involved in the oversight of the significant risks affecting the Company’s operations and strategic initiatives. Our risk analysis efforts are designed to identify the most significant risks that confront the Company, though these risks may vary from time to time. Overall, the risks we assess encompass enterprise, operational, compliance and financial risks.

Management and our internal audit function periodically report to the Audit Committee and the Board of Directors on their assessment of risks facing the Company and mitigation activities designed to facilitate the maintenance of risk within acceptable levels.

Independence of Directors

The Board has determined that each member of the Board, other than Mr. DiNuzzo, is independent as determined in accordance with the applicable listing standards of the NASDAQ Global Market.

Compensation of Directors

Directors are entitled to receive compensation for their services as determined by a majority of the Board, based on the recommendation of the Compensation Committee. However, directors who are employees, and who receive compensation for their services as such, are not entitled to receive any compensation for their services as a director of the Company. Board members are entitled to reimbursement for travel-related expenses incurred in attending meetings of the Board and of the committees.

Pursuant to the director compensation policy adopted in May 2003 and amended in May 2009, upon their election to the Board, non-employee directors receive a non-statutory option to purchase shares of Common Stock with an aggregate value of $30,000, with an exercise price equal to the greater of (A) the amount that is 10% greater than the trailing average closing price of the Common Stock for the five consecutive trading days ending on the date of grant, or (B) the closing price of the Common Stock on the date of grant. This initial option is immediately vested with respect to one-third of the option shares, and the remaining shares subject to such option grant vest in a series of two (2) successive equal annual installments upon the optionee’s completion of each year of service as a Board member over the two-year period measured from the option grant date.

Each non-employee Board member shall also receive annual compensation in such amount as is determined, by a majority of Board, from time to time to be appropriate. Such compensation is currently established as set forth below:

●           Each non-employee Board member receives an annual base retainer in cash of $25,000.

●           Directors do not receive payments for meeting attendance.

●             Non-employee members of the Board receive the following additional annual retainers, payable in cash, for service to the Board in the following capacities:

Chairman of the Board	$20,000
Lead Outside Director (if any)	$10,000
Audit Committee Chair	$10,000
Compensation and Nominating & Corporate Governance Committee Chairs	$6,000
Committee Membership (non-Chair)	$3,000

On the date of each annual meeting of stockholders, each individual who is to continue to serve as a non-employee Board member following that meeting is granted (i) a non-statutory option to purchase 10,000 shares of Common Stock with a term of seven years and an exercise price per share equal to the greater of (A) the amount that is 10% greater than the trailing average closing price of the Common Stock for the five consecutive trading days ending on the date of grant, or (B) the closing price of the Common Stock on the date of grant; and (ii) 2,500 shares of the Common Stock.  Such options and restricted stock shall vest in two (2) successive equal annual installments upon the first two anniversaries of the date of grant. If directors are appointed during a year, they receive prorated equity grants as described in this paragraph with respect for their service during the remainder of the year ending with the next annual meeting of stockholders.

The following table shows the compensation paid to the members of the Company’s Board of Directors for the year ended December 31, 2010.

	Fees Earned or	Share	Option	All Other
Name	Paid in Cash	Awards (1)	Awards (1)	Compensation	Total
Thomas A. Bologna	$27,250	$1,196	$10,057	--	$38,503
Steven R. Becker	$28,000	$9,967	$8,410	--	$46,377
C. Geoffrey Davis	$31,750	$9,967	$7,621	--	$49,338
Clifford L. Spiro	$8,500	$11,366	$1,067	--	$20,933
Richard van den Broek	$35,725	$9,967	$8,410	--	$54,102
Stephen L. Waechter	$38,000	$14,911	$7,621	--	$60,532
David M. Wurzer	$29,500	$1,196	$10,057	--	$40,753
Wayne P. Yetter	$25,500	$1,196	$7,615	--	$34,311

(1)
The aggregate numbers of restricted shares and shares issuable upon the exercise of options to purchase shares for the directors outstanding as of December 31, 2010 are as follows: Mr. Bologna (2,500 shares; options to purchase 11,049 shares); Mr. Becker (20,730 shares, options to purchase 21,021 shares); Mr. Davis (21,596 shares; options to purchase 20,575 shares); Mr. Spiro (79,930 shares; options to purchase 34,229 shares); Mr. van den Broek (20,730 shares; options to purchase 21,021 shares); Mr. Waechter (81,490 shares; options to purchase 81,000 shares); Mr. Wurzer (2,500 shares; options to purchase 11,049 shares); and Mr. Yetter (2,500 shares; options to purchase 5,434 shares). Options were granted with an exercise price of $1.84 per share. All grants vest in a series of two (2) successive equal annual installments beginning on the first anniversary of the grant date; and upon the optionee’s completion of each year of service as a Board member, over the two-year period measured from the option grant date. Awards were granted at a value of $1.65 per share, the fair market value on the date of the grant.

Stock Ownership Guidelines and Mandatory Retirement

The Company has no stock ownership requirements for directors, though directors are encouraged to buy and hold shares of the Company’s common stock.

Each Board member is required to retire from such position not later than the Annual Meeting immediately following such person’s 75th birthday.

Meetings of the Board of Directors and Committees

The Board held five meetings during the fiscal year ended December 31, 2010. Each of the directors attended at least 80% of the aggregate of the total number of meetings of the Board and of the committees of which he was a member which were held during the period he was a director or committee member.

The Board of Directors has a standing Audit Committee, Compensation Committee, Nominating & Corporate Governance Committee and Strategy Committee. The following table shows the current membership of each committee, each committee’s functions and the number of meetings each committee held during the year ended December 31, 2010.

Number of
Meetings
Committee and Members	Functions of Committee	in 2010

Audit	• Selects the Company’s independent auditors	4
Thomas A. Bologna Stephen L. Waechter (1) (2)	• Reviews the results and scope of the annual audit and the services provided by the Company’s independent auditors
David M. Wurzer	• Reviews the recommendations of the Company’s independent auditors with respect to the accounting system and controls

Compensation	• Reviews and approves salaries for all corporate officers	4
Steven R. Becker	• Reviews and approves all incentive and special compensation plans and programs
David M. Wurzer	• Reviews and approves management succession planning
Wayne P. Yetter (1)	• Conducts special competitive studies
• Retains compensation consultants as necessary and appropriate
• Reviews and recommends to the Board compensation for non-employee directors

Nominating & Corporate Governance	• Identifies individuals eligible to become members of the Board of Directors	2
C. Geoffrey Davis (1)	• Select and recommend to the Board the director nominees for the Board for the next annual meeting of shareholders
Stephen L. Waechter
Wayne P. Yetter	• Oversee the evaluation of the Board

Strategy	• Provide oversight regarding the Company’s strategic direction	3
Steven R. Becker (1)	• Review, discuss and suggest revisions when necessary to management’s vision
Thomas A. Bologna	• Understand, identify and discuss key issues, assumptions, risks and opportunities that relate to the development and implementation of appropriate strategies for the Company
C. Geoffrey Davis Richard van den Broek

(1)	Chairman
(2)           Audit Committee Financial Expert

The charters of the Audit, Compensation, and Nominating & Corporate Governance Committees are all available in the Investor Relations/Corporate Governance section of the Company’s website at www.sdix.com. The information on the website referenced in the Proxy Statement is not and should not be considered part of this Proxy Statement.

Director Attendance at Annual Meetings

The Company encourages all of the directors to attend the annual meeting of stockholders. The 2010 Annual Meeting of Stockholders was attended by all of the directors then in office.

Director Nominations and Qualifications

New Director Nominees

The Nominating & Corporate Governance Committee of the Board is responsible for reviewing with the Board the requisite skills and characteristics of new Board candidates in the context of the current composition of the Board. This assessment includes experience in industry, finance, administration, operations and marketing, as well as diversity. Director candidates should be able to provide insights and practical wisdom based on their experience and expertise.

Directors are expected to rigorously prepare for, attend and participate in Board meetings and meetings of the Committees of the Board of Directors on which they serve, to ask direct questions and require straight answers, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities and duties as directors. Each Board member is expected to ensure that other existing and planned future commitments do not materially interfere with the member’s service as an outstanding director. Service on other boards and other commitments is considered by the Nominating & Corporate Governance Committee and the Board when reviewing Board candidates and in connection with the Board’s annual self-assessment process.

Selection of Director Candidates

The Board is responsible for selecting director candidates. The Board delegates the screening process to the Nominating & Corporate Governance Committee, with the expectation that other members of the Board and executives will be asked to take part in the process as appropriate. Candidates recommended by the Nominating & Corporate Governance Committee are subject to approval by the Board. The Nominating & Corporate Governance Committee is composed entirely of independent directors who qualify as independent under the NASDAQ Global Market requirements.

Stockholder Nominees

The policy of the Nominating & Corporate Governance Committee is to consider properly submitted stockholder nominations for directors as described below under “Identifying and Evaluating Nominees for Directors.” In evaluating such nominations, the Nominating & Corporate Governance Committee seeks to address the criteria set forth above under “New Director Nominees.” Any stockholder nominations proposed for consideration by the Nominating & Corporate Governance Committee should include the nominee’s name and qualifications for Board membership and should be addressed to:

Corporate Secretary
Strategic Diagnostics Inc.
111 Pencader Dr.
Newark, DE 19702

In addition, stockholders may nominate directors for consideration at an annual stockholders meeting. Article II, Section 3 of the Company’s By-Laws require that, among other things, (i) the stockholder or a representative of the stockholder must be present in person at the annual meeting, (ii) the notice of nomination must be received by the Company not less than 75 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting, the same timing requirement as for other stockholder proposals under Article I, Section 2 of the Company’s By-Laws; and (iii) the notice must include the full name and address of the nominee and the stockholder making the nomination, other information about the nominee that must be disclosed in proxy solicitations under Regulation 14A and Schedule 14A under the Exchange Act, the nominee’s consent to the nomination and to serve, if elected, and certain other information relating to the nominee and the stockholder. If such notice of nomination is not timely or does not meet the information requirements in Article II, Section 3 of the Company’s By-Laws, then such nomination will not be considered at the 2012 Annual Meeting.

Identifying and Evaluating Nominees for Directors

The Nominating & Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Nominating & Corporate Governance Committee regularly assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating & Corporate Governance Committee considers various potential candidates for director. Candidates may come to the attention of the Nominating & Corporate Governance Committee through current Board members, professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of the Nominating & Corporate Governance Committee, and may be considered at any point during the year. As described above, the Nominating & Corporate Governance Committee will consider properly submitted stockholder nominations for candidates for the Board. Following verification of the stockholder status of persons proposing candidates, the Committee will consider the candidates at a regularly scheduled meeting held prior to the issuance of the proxy statement for the Company’s annual meeting. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials will be forwarded to the Nominating & Corporate Governance Committee. The Nominating & Corporate Governance Committee may also review materials provided by professional search firms or other parties in connection with a nominee. In evaluating such nominations, the Nominating & Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board.

Board Leadership Structure

The Board of Directors may determine from time to time what leadership structure works best for the Company, including whether the same individual should serve both as our Chairman and our Chief Executive Officer. In addition, the Board of Directors may choose to have a Lead Independent Director.  To this point, our Board of Directors has always had a leader (either a Chairman or a Lead Independent Director) who has been independent of management.  Mr. van den Broek served as the Lead Independent Director from May 2009 through February 2011, when Mr. Bologna began his current role as the Chairman of the Board of Directors.

The Board believes that separating the Company’s management and Board leadership function is most appropriate for the Company in that the Chairman of the Board or Lead Independent Director, as the case may be, is able to provide effective leadership for our independent directors, while also enhancing the ability of the Board of Directors to provide independent oversight of the Company’s operations from a risk management standpoint.  The Board believes that having a Chairman of the Board or Lead Independent Director enhances the ability of non-management directors to raise issues and concerns for Board consideration without immediately involving management, thereby fostering an environment in which risks can be identified and discussed in an independent and objective manner.  To augment the Board’s risk oversight function, management and members of the Company’s financial department periodically report to the Audit Committee and the Board of Directors on their assessment of risks facing the Company and mitigation activities designed to facilitate the maintenance of risk within acceptable levels.

In addition, the Board of Directors receives strong leadership from all of its independent members.  The independent directors meet in executive session on a periodic basis in connection with regularly-scheduled meetings of the full Board of Directors, as well as in their capacity as members of our Audit Committee, Compensation Committee, Nominating & Corporate Governance Committee and Strategy Committee.  All of our directors take active roles in the activities of our Board of Directors at meetings of the full Board.  The Board believes that this open structure facilitates a strong sense of responsibility among our directors, as well as active and effective oversight by the independent directors of our operations and strategic initiatives, including the risks that may be attendant thereto.  All members of our Board are able to propose items for inclusion on Board meeting agendas, and our Board meetings include time for discussion of items not on the formal agenda.

Stockholder Communication with the Board

Stockholders may contact the Board of Directors as a group or an individual director by the following means:

Email:	boardofdirectors@sdix.com
Mail:	Board of Directors
Attn:	Thomas A. Bologna, Chairman of the Board of Directors
or Stephen L. Waechter, Audit Committee Chairman
or Corporate Secretary
Strategic Diagnostics Inc.
111 Pencader Dr.
Newark, DE 19702

Stockholders should clearly specify in each communication the name of the individual director or group of directors to whom the communication is addressed. Stockholder communications sent by email are delivered directly to Mr. Bologna, the Chairman of the Board, and to the Secretary of the Company, who will promptly forward such communications to the specified director addressees. Stockholder communications sent by mail will be promptly forwarded by the Secretary of the Company to the specified director addressee or to Mr. Bologna, if such communication is addressed to the full Board of Directors. Stockholders wishing to submit proposals for inclusion in the proxy statement relating to the 2012 annual stockholders meeting should follow the procedures specified under “Stockholder Proposals for 2012.” Stockholders wishing to nominate directors should follow the procedures specified under “Other Information as to Directors—Director Nominations and Qualifications.”

Stockholders and other interested parties may communicate with the Board of Directors, including members of the Audit Committee, to report complaints and other concerns about the Company’s activities, including its accounting, internal accounting controls or auditing matters by writing to the Board of Directors, or by email accessible at the Company’s website, www.sdix.com. Such communications may be anonymous. Communications to the Board regarding accounting, internal accounting controls or auditing matters will be referred to the Audit Committee.

CODE OF ETHICS

The Company has adopted a code of ethics that applies to executive officers and senior financial employees. The Code of Ethics is available in the Investor Relations/Corporate Governance section of the Company’s website at www.sdix.com. The Company intends to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to or waiver from application of the Code of Ethics provisions by posting such changes to the Company’s website within four business days following the date of such amendment or waiver.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors to file initial reports of ownership and reports of change of ownership with the SEC. The Company has a program to assist its officers and directors in complying with the filing requirements of Section 16(a). Executive officers and directors are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based on a review of the copies of such forms furnished to the Company and other information gathered by the Company, the Company believes that during 2010 the executive officers and directors then subject to Section 16(a) complied with all Section 16(a) filing requirements with the exception of one Form 4 for Mr. DiNuzzo, which was filed approximately one week after it was due.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

Our Compensation Discussion and Analysis addresses the total compensation paid or awarded to our executive officers listed in the Summary Compensation Table that immediately follows this discussion. We refer to these executive officers as our “named executive officers.”

2010 Compensation

Compensation Objectives

The compensation paid or awarded to our named executive officers for 2010 was designed to meet the following objectives:

●
Provide compensation that helps attract and retain the best people in the industry. We refer to this objective as “competitive compensation.” To ensure that our executive pay is competitive, we compare our pay practices with those of other comparable companies and set our pay parameters in part based on this review. We strive for fair compensation, such that our executive officers will be equitably compensated compared to other executives at similar levels both inside the Company and at comparable companies.

●
Create a compensation structure under which a meaningful portion of total compensation is based on achievement of performance goals. We refer to this objective as “performance incentives.” Our executive officers are rewarded based upon selected performance measures, which may include corporate and individual measures. Corporate performance may be evaluated by achievement against various potential metrics selected by the Compensation Committee, which may include specific financial goals, such as, for example, revenue targets, profitability, cash flow or performance relative to competitors, as well as strategic goals, such as, for example, development of new products or operational improvement objectives.  These strategic goals may be developed on a Company-wide or individual basis. For 2010, the sole financial goal was overall Company revenue (with a minimum gross margin of 50%), while strategic goals, relating to a range of objectives discussed in more detail below, were set on a Company-wide basis for our Chief Executive Officer and individual bases for our other named executive officers.

For 2011, our Compensation Committee will again use overall specific financial goals, as well as strategic goals, in establishing compensation. For 2011, there will once again be a sole financial goal, focused on revenue achievement (with the minimum gross margin of 50%), and several strategic goals.  Additionally, in March 2011, the named executive officers were granted restricted stock units which will vest based upon the achievement of specified revenue growth targets over the next four years, as well as stock options that will time-vest over the same period.

●
Encourage a long-term perspective designed to align the interests of our executive officers with those of our stockholders. In this regard, we are committed to the use of equity-based compensation, whether restricted stock, restricted stock units or stock options, as a significant component of total compensation.  See the preceding paragraph. We refer to this objective as “stakeholder incentives.”

●
Provide incentives to our executive officers to remain with our company for the long-term. We refer to this objective as “retention incentives.”  Again, we believe that the equity grants that we have made to our executive officers, in particular those made in March 2011, accomplish this purpose.

We fashioned various components of our 2010 compensation payments and awards to meet these objectives as follows:

Type of Compensation	Objectives Addressed
Salary	Competitive Compensation

Variable Pay Component	Competitive Compensation
(Cash and Equity)	Performance Incentives
Stakeholder Incentives
Retention Incentives

For 2010, the Compensation Committee set the variable pay components of compensation for our named executive officers, described below, based on an overall corporate performance goal, namely the achievement of revenue (with a minimum gross margin of 50%), and strategic goals, relating to a range of objectives discussed in more detail below, that were set on a Company-wide basis for our Chief Executive Officer and individual bases for our other named executive officers.

Compensation Consultant and Comparative Group

The Compensation Committee did not engage a compensation consultant with respect to 2010 compensation, nor did it utilize a comparative group in determining compensation for our named executive officer for 2010.  For each of Messrs. DiNuzzo and Bratton and Dr. Lindpaintner, elements of their compensation were established in accordance with their respective employment agreements.

Solely with respect to a 3.5% salary increase to Mr. DiNuzzo in early 2010, the Compensation Committee took into account data it receive in 2008 from PRM Consulting Group, which served as the Company’s independent compensation consultant at that time, regarding a study of compensation practices at a selected comparative group of companies.  In selecting these comparative companies, PRM Consulting Group focused on companies in our general industry with revenue similar to ours at that time.  The list of the companies that comprised the comparative group provided by PRM Consulting Group was as follows:

Accelrys, Inc.	Exelixis, Inc.
Alpha Innotech Corp.	Harvard Bioscience Inc.
AMDL, Inc.	Immunicon Corporation
Bio-Imaging Technologies, Inc.	Luminex Corporation
Bioanalytical Systems, Inc.	MEDTOX Scientific, Inc.
Caliper Life Sciences, Inc.	Nanogen, Inc.
Clinical Data, Inc.	New Brunswick Scientific Co., Inc.
Cryo-Cell International, Inc.	Sequenom, Inc.
Encorium Group, Inc.	SeraCare Life Sciences, Inc.
Enzo Biochem, Inc.	Transgenomic, Inc.

In early 2011, the Compensation Committee received a report from Compensation Resources, which the Committee engaged as a consultant in late 2010.  Compensation Resources provided information to the Committee that it used in establishing 2011 compensation.  In developing this information, Compensation Resources utilized a comparative analysis, in which it utilized two peer groups as well as published survey results on comparative compensation.  We expect to discuss this information in more detail in future discussions of 2011 compensation.

Salaries

As discussed above, the salaries for Messrs. DiNuzzo and Bratton and Dr. Lindpaintner were first established in their employment agreement and offer letters, as the case may be. In early 2010, the Compensation Committee determined that adjustments would be appropriate based on the named executive officers’ performance and the Committee’s perception of market salary levels, and salaries were thus adjusted, effective February 1, 2010. Annual salaries for our named executive officers for 2010 were as follows:

2010 Salary
Name	(effective February 1, 2010)

Francis M. DiNuzzo (1)	$336,375

Kevin J. Bratton	$240,000

Klaus N. Lindpaintner	$260,000

Salaries were adjusted in early 2011 to provide increases of between 3% and 5% to our named executive officers.

Variable Pay

We have a variable pay program for our named executive officers. Under the program, both cash and equity awards are payable upon the achievement of established goals.  We refer to the cash portion of the program as the Annual Incentive Program, and the equity portion as the Long-Term Incentive Program.  The principal objectives of our variable pay program are to provide an annual performance incentive (mainly utilizing the Annual Incentive Program) and, utilizing the equity component, to provide additional incentives to senior management to strive to maximize stockholder value. The Company also recognizes that an equity incentive program is a necessary element of a competitive compensation package for its senior managers. The equity portion of the variable pay program utilizes vesting periods to encourage named executive officers to continue their employment with the Company and thereby acts as a retention device. The Company believes that this component of the program encourages named executive officers to maintain a long-term perspective.

At the outset of 2010, as we do each year under the variable pay program, we established threshold, target and maximum amounts, with each named executive officer is entitled to earn variable pay equal to a percentage of their salary. For 2010, the percentage of base salary available to our named executive officers under the Annual Incentive Program was 60% for Mr. DiNuzzo and 45% for Mr. Bratton and Dr. Lindpainter.  These target levels will remain the same in 2011.  The value of awards as a percentage of base salary available to our named executive officers under the Long-Term Incentive Program was considered on an on-going basis during 2010, and was then re-established in early 2011, as discussed above, in conjunction with grants made in March 2011.  Those target levels are 100% for Mr. DiNuzzo and 60% for Mr. Bratton and Dr. Lindpainter.

For 2010, both financial and strategic goals were established.  These goals were applied to the individual targets by weighting the financial goal at 75% and the strategic goals at 25%.  The Committee believed this weighting to be appropriate because the primary objective for the Company in 2010 was (and remains in 2011) the growth of the Company’s overall revenue. The financial goal for all named executive officers was the same: achievement of specified levels of overall revenues, with a minimum gross margin of 50%.  With respect to the portion of the target award that is achievable based on the financial goal, a target level of performance was set at $31.5 million, which represented growth of 16% over 2009 revenues.  A threshold level of performance was set at $28.35 million, representing growth of 4% over 2009 revenues, and a maximum level of performance was set at $37.8 million, representing growth of 39% over 2009 revenues.  Named executive officers were eligible to receive amounts ranging from 25% to 200% of the 75% portion of the potential Annual Incentive Program award that is based on the achievement of the financial goal.  In 2010, the Company achieved revenues of $28.35 million in 2010, which corresponded to a threshold level of achievement.  Thus, of the 75% portion of the potential Annual Incentive Program award that is based on the achievement of the financial goal, the named executive officers received 25% of that amount.

The remaining 25% portion of the potential Annual Incentive Program award was based on the achievement of the strategic goals.  These strategic goals differed as among the named executive officers, as follows:

Mr. DiNuzzo:  Advancement of the Company’s GAT™ technology (weighted at 25% of Mr. DiNuzzo’s overall strategic goals), development of additional technology (10%), growth and advancement in the Company’s Life Science and Food Safety businesses (25%), optimization of the Company’s Water Quality and AG businesses (15%) and the continuation of the Company’s development as a high performance organization (25%).

Mr. Bratton:  Completion of finance and IT department reorganizations (weighted at 25% of Mr. Bratton’s overall strategic goals), improvements to finance package delivered to Board (25%), optimization of the Company’s Water Quality and AG businesses (25%) and advancement of Company’s facilities objectives (25%).

Dr. Lindpaintner:  Advancement of the Company’s GAT™ technology (weighted at 25% of Dr. Lindpaintner’s overall strategic goals), development of additional technology (25%), development and completion of product roadmap for the Company’s Life Science and Food Safety businesses (25%), and development of overall Company technology strategy (25%).

In a series of meetings held from late 2010 through early 2011, the Compensation Committee determined that Mr. DiNuzzo’s level of achievement on his strategic goals was 98.75%, and that Mr. Bratton’s and Dr. Lindpainter’s level of achievement were 100%.

Based on these levels of achievement under the financial and strategic goals, Mr. DiNuzzo was awarded a bonus under the Annual Incentive Program of $87,667, Mr. Bratton $47,250 and Dr. Lindpainter $58,500.  Dr. Lindpainter’s bonus was slightly higher than it would have been based solely on these levels of achievement, as the terms of his employment for his first year of employment guaranteed him payment of 50% of the target amount.

Similar goals have been set for 2011, though the specific revenue targets and specific individual strategic goals have been altered.

In connection with the equity portion of the variable pay program, the Board may grant awards in the form of options, restricted shares or restricted stock units.  As discussed above, in early 2011 the named executive officers each received grants of restricted stock units and stock options.  The restricted stock units are subject to vesting based on Company revenue performance over the next four years, while the stock options are subject to time-based vesting over the same period.  While these awards were not made with any specific reference to 2010 performance, these awards are in our opinion relevant to an understanding of 2010 compensation.

Stock-Based Award Grant Practices

We follow certain practices for the grant of stock-based awards. Among other things, these practices encompass the following principles:

●
The majority of stock-based awards are approved annually by the Compensation Committee on a pre-scheduled date, in connection with the final determinations regarding compensation for the preceding year.

●	Stock-based awards other than annual awards may be granted to address, among other things, the recruiting or hiring of new employees and promotions.

●
The Compensation Committee has established that stock options are granted only on the date the Compensation Committee approves the grant and with an exercise price equal to the closing price of the common stock on the NASDAQ Global Market on the date of grant or, in certain cases, above such closing price.

●           Backdating of stock options is prohibited.

Change of Control Severance Plan

We have a Change of Control Severance Plan pursuant which our named executive officers and certain other key employees are eligible to receive benefits upon their termination of employment, under certain circumstances, if such termination follows, or is shortly prior to, a Change of Control (as defined in the plan). Specific aspects of this plan are described under “Change of Control Severance Plan and Potential Payments Upon Change of Control,” below. Subject to the terms and conditions of this plan, participants are entitled to: (1) a lump sum cash payment or salary continuation equal to the participant’s then current annual base salary, prorated for partial periods, (2) extension of medical and dental benefits for the applicable severance period, (3) a prorated bonus under the variable pay program for the year in which the termination occurs, (4) extension of the exercise time period for outstanding stock options to the date that is one year following the participant’s date of termination and (5) executive outplacement services. In certain circumstances, participants may also receive an additional payment relating to income taxes on their severance benefits if the total payments to any of our named executive officers under the terms of the management severance plan are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code. See “Tax Considerations” below for further information regarding the excise tax reimbursement.

Tax Considerations

Under Section 162(m) of the Internal Revenue Code, a publicly-held corporation may not deduct more than $1 million in a taxable year for certain forms of compensation made to the chief executive officer and other officers listed in the summary compensation table. Our policy is generally to preserve the federal income tax deductibility of compensation paid to our executives, and certain of our equity awards have been structured to preserve deductibility under Section 162(m). Nevertheless, we retain the flexibility to authorize compensation that may not be deductible if we believe it is in the best interests of our company. While we believe that all compensation paid to our executives in 2009 was deductible, it is possible that some portion of compensation paid in future years will be non-deductible, particularly in those years in which restricted share awards vest.

As noted above, under the Change of Control Severance Plan, we may in certain circumstances make additional payments to our named executive officers if payments to them resulting from a change of control are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code. We included this provision in the Change of Control Severance Plan in order to enhance the motivation of our named executive officers to further increase stockholder value while remaining employed by us. We believe that these incentives would be frustrated by the possible imposition of the need for our executive officers to pay an excise tax upon the receipt of their change of control benefit under the Change of Control Severance Plan, and we do not believe that the provisions of the Change of Control Severance Plan should provide even a potential disincentive to our named executive officers’ pursuit of a change of control that otherwise might be in the best interests of the Company and its stockholders. Accordingly, we determined to provide payment to reimburse our named executive officers for any excise taxes payable in connection with the change of control payment, as well as any taxes that accrue as a result of our reimbursement.

Role of Executive Officers in Determining Executive Compensation for Named Executive Officers

In connection with 2010 compensation, Mr. DiNuzzo provided statistical data and recommendations to the Compensation Committee to assist it in determining compensation levels with respect to the achievement of the strategic goals that had been set for individual executives.  Mr. DiNuzzo did submit a self-analysis with respect to his own performance, but the Compensation Committee made all decisions regarding Mr. DiNuzzo’s performance independent of his analysis. While the Compensation Committee utilized the information submitted by Mr. DiNuzzo, and valued Mr. DiNuzzo’s observations with regard to other executive officers, the ultimate decisions regarding executive compensation were made by the Compensation Committee, which among other things independently reviewed and rated the achievement of each strategic objective.

Perquisites and Other Personal Benefits

In addition to the components noted above, our total executive compensation program also includes various benefits, such as health insurance plans, other insured benefits, paid leave and retirement plans in which substantially all of the Company’s employees participate. At the present time, the only plans in effect are health, dental, life and disability insurance plans, a 401(k) plan and the severance plan for certain senior officers of the Company described under “Change of Control Severance Plan.”

Summary Compensation Table

The following table shows, for the years ended December 31, 2010, 2009 and 2008, the compensation paid or accrued by the Company to our named executive officers.

					Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($) (3)
				Stock Awards ($) (1)
Name and Principal Position		Salary($)	Bonus($)					Total ($)

Francis M. DiNuzzo	2010	335,281	87,667	54,735	113,646	-	11,735	603,064
President and Chief	2009	337,500	85,000	-	-	-	11,813	434,313
Executive Officer	2008	243,038	-	124,200	377,850	110,000	5,020	860,108

Kevin J. Bratton	2010	240,000	47,250	14,232	15,280	-	8,400	325,162
Vice President	2009	138,462	70,000	37,500	53,250	-	2,262	301,474
and Chief Financial Officer	2008	-	-	-	-	-	-	-

Klaus Lindpaintner	2010	235,000	58,500	7,683	12,220	-	4,550	317,953
Vice President,	2009	-	-	-	-	-	-	-
and Chief Scientific Officer (4)	2008	-	-	-	-	-	-	-

(1)
The amounts shown for stock awards are equal to the grant date fair value of the awards, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification (“ASC”) Topic 718. The assumptions used in determining the amounts in this column are set forth in note 6 to our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 filed with the Securities and Exchange Commission.

(2)
These amounts are based upon the grant date fair value of the option awards calculated in accordance with ASC Topic 718. The assumptions used in determining the amounts in the column are set forth in note 6 to our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 filed with the Securities and Exchange Commission. For information regarding the number of shares subject to 2010 stock option grants, other features of those grants, and the grant date fair value of the grants, see the Grants of Plan-Based Awards table on page 20.

(3)	All other compensation includes Company matching contributions to 401(k) accounts.

(4)	Dr. Lindpaintner joined the Company on February 1, 2010 as Vice President, Research and Development and Chief Science Officer.

Grants of Plan-Based Awards

The following table summarizes plan-based awards made to each of our named executive officers for 2010.
					All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options:	Exercise of Base Price of Option Awards	Grant Date Fair Value of Share and Option Awards (1)

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards

Name	Grant Date	Threshold	Target	Maximum

Francis M. DiNuzzo	2/17/2010	-	-	-	-	68,000	$1.66	$59,160

Kevin J. Bratton	6/1/2010	-	-	-	25,000	-	-	$42,250
	6/1/2010	-	-	-	-	25,000	$1.69	$21,750

Klaus Lindpaintner	2/1/2010	-	-	-	25,000	-	-	$37,500
	2/1/2010	-	-	-	-	75,000	$1.50	$59,250

(1)
The value of the restricted share awards was based on the closing price of the common stock on the NASDAQ Global Market on the date of grant. The value of the share options reflects a per option value of $0.87 for Messrs. DiNuzzo and Bratton and $0.79 for Dr. Lindpaintner, arrived at through a Black-Scholes analysis. The assumptions used in this analysis were expected life of 6.25 for Messrs. DiNuzzo and Bratton and Dr. Lindpaintner; volatility of 51.6% for Mr. DiNuzzo and Dr. Lindpaintner, and 51.0% for Mr. Bratton; and risk free interest rates of 2.78%, 2.42% and 2.75% for Messrs. DiNuzzo and Bratton and Dr. Lindpainter, respectively.  There was no dividend yield involved in this analysis.

Outstanding Equity Awards at Fiscal Year-End

The following table shows all outstanding equity awards held by our named executive officers on December 31, 2010.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards				Stock Awards

	Number of Shares Underlying Unexercised Options
Name	Exercisable	Unexercisable	Option Exercise Price	Option Expiration Date	Number of of Shares or Units or Stock That Have Not Vested	Market Value of Shares or Units of Stock that Have Not Vested (1)

Francis M. DiNuzzo	40,000	20,000	$4.60	2/25/2018	--	--
	25,000	--	$3.70	6/11/2018	--	--
	125,000	125,000	$1.50	10/13/2018	--	--
	--	68,000	$1.66	2/17/2020	--	--
	--	--	--	--	9,000	$15,840

Kevin J. Bratton	18,750	56,250	$1.50	6/1/2019	--	--
	--	25,000	$1.69	6/1/2020	--	--
	--	--	--	--	18,750	$33,000
	--	--	--	--	25,000	$44,000

Klaus Lindpaintner	--	75,000	$1.50	2/1/2020	--	--
	--	--	--	--	25,000	$44,000

(1)	Value is calculated by multiplying the number of shares subject to vesting by $1.76, the closing price of the common shares on the NASDAQ Global Market on December 31, 2010.

Option Exercises and Stock Vested

The following table shows all stock options exercised and value realized upon exercise, and all stock awards vested and value realized upon vesting, by our named executive officers during 2010.

	Option Awards		Stock Awards

	Number of		Number of
	Shares		Shares
	Acquired on	Value Realized	Acquired on	Value Realized
Name	Exercise	on Exercise	Vesting	on Vesting

Francis M. DiNuzzo	--	--	9,000	$14,670
Kevin J. Bratton	--	--	6,250	$10,500
Klaus Lindpaintner	--	--	--	--

(1)
Value is calculated by multiplying the number of shares subject to vesting by the closing price of the common stock on the NASDAQ Global Market on the anniversary of the grant date less $0.01, which represents par value paid for the shares.

Equity Compensation

The table below presents certain information, as of December 31, 2010, concerning securities issuable in connection with equity compensation plans that have been approved by the Company’s stockholders and that have not been approved by the Company’s stockholders.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plan approved by security holders	2,008,906	$2.56	1,327,925

Equity compensation not approved by security holders	150,000	$1.50	-

Total	2,158,906	$2.49	1,327,925

The 150,000 shares underlying options granted under equity compensation not approved by security holders were granted in connection with the Company’s hiring, on June 1, 2009, of its Chief Financial Officer, Kevin Bratton; and on February 1, 2010, of its Chief Science Officer, Klaus Lindpaintner. The grants to both Mr. Bratton and Mr. Lindpaintner are ten year non-qualified stock option grants at an exercise price of $1.50 per share.

With regard to the Plan, as of March 31, 2011: (i) 977,925 shares of Common Stock remained available for future awards; (ii) 646,339 restricted shares of Common Stock awarded under the Plan were outstanding; (iii) 315,000 performance shares awarded under the Plan were outstanding; and (iv) 2,358,906  shares of Common Stock were subject to outstanding options awarded under the Plan.

Executive Employment Agreements

The Company maintains an employment agreement dated as of October 13, 2008 with Mr. DiNuzzo, which provides for compensation at an annual rate of $325,000 with annual increases determined by the Compensation Committee.  This salary has been increased as discussed under Compensation Discussion and Analysis.  Under this agreement, Mr. DiNuzzo was granted options to purchase 250,000 shares of Common Stock, vesting at a rate of 25% annually beginning on the first anniversary of the grant date.  This agreement was for an initial three-year term and is automatically extended for subsequent one-year terms unless otherwise terminated by Mr. DiNuzzo or the Board by giving not less than 30 days written notice.  Mr. DiNuzzo is entitled to receive salary and benefits then in effect for eleven months after termination of the agreement by Mr. DiNuzzo for good reason (as defined in the agreement) or by the Company without cause.

The Company maintains an offer letter with Mr. Bratton, dated as of May 18, 2009, which outlines the terms of his employment.  This letter provides for compensation at an annual rate of $240,000 with annual increases as determined by the Compensation Committee.  Under this agreement, Mr. Bratton received options to purchase 75,000 shares of Common Stock, vesting at a rate of 25% annually beginning on the first anniversary of the grant date.  Mr. Bratton was also granted 25,000 restricted shares of Common Stock, which were granted with the same terms as the options.

The Company maintains an offer letter with Dr. Lindpaintner, dated as of August 3, 2009, which outlines the terms of his employment.  This letter provides for compensation at an annual rate of $260,000 with annual increases as determined by the Compensation Committee.  Under this agreement, Dr. Lindpaintner received options to purchase 75,000 shares of Common Stock, vesting at a rate of 25% annually beginning on the first anniversary of the grant date.  Dr. Lindpaintner was also granted 25,000 restricted shares of Common Stock, which were granted with the same terms as the options.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Our named executive officers are entitled to receive certain payments and other benefits in connection with certain separations from employment or following a change in control of the Company.  Those payments or benefits are provided by the terms of our plans or by the terms of their employment agreements, as reflected in the table below.

Among other things, these payments arise under the Company’s Change of Control Severance Agreement (the “Severance Agreement”).

Pursuant to the Plan, Mr. DiNuzzo, Mr. Bratton  and Dr. Lindpaintner and certain other key employees of the Company (each a “Participant,” and collectively, the “Participants”) are eligible to receive benefits upon the Participant’s termination of employment, under certain circumstances, if such termination follows, or is shortly prior to, a Change of Control (as defined in the Severance Agreement).

Subject to the terms and conditions of the Severance Agreement, Participants are entitled to: (1) a lump sum cash payment or salary continuation equal to the Participant’s then current annual base salary, prorated for partial periods (twelve months for Messrs. DiNuzzo and Bratton and Dr. Lindpaintner), (2) extension of medical and dental benefits for the applicable severance period, (3) a prorated bonus under the Company’s Annual Incentive Plan for the year in which the termination occurs, payment of which shall be made at the same time and under the same terms and conditions as bonuses are paid to employees of the Company (provided that such bonus shall equal no less than the average of the bonuses awarded to the named executive officer for the three (3) years (or lesser number of years for which the named executive officer was employed by the Company) preceding the year in which the named executive officer’s termination occurs), (4) extension of the exercise time period for outstanding stock options to the date that is one year following the Participant’s date of termination and (5) executive outplacement services.  In certain circumstances, Participants may also receive an additional payment relating to income taxes on their severance benefits.

Had a Change of Control occurred with an effective date of December 31, 2010, the executives named below would have received approximately the amounts set forth as follows:

	Approximate
Name	Payment Amount ($)

Francis M. DiNuzzo	$424,042	(1)

Kevin J. Bratton	$293,882

Klaus Lindpaintner	$336,852

(1)           Any payments to Mr. DiNuzzo are contingent on his entering into a general release agreement with the Company.

Related Party Transactions and Approval Policy

Mr. Lotman, a former Board member, is the majority shareholder and manager of Molecular Circuitry LLC (formerly Molecular Circuitry, Inc.).  On July 8, 2002, the Company purchased certain assets of Molecular Circuitry, Inc. (MCI).  The purchased assets consist primarily of various proprietary media technology that are used in combination with the Company’s diagnostic tests for food-borne pathogens including Salmonella and E. coli.  The assets purchased also include the sales and marketing rights to the ruminant feed test product line that the Company and MCI have been jointly developing in collaboration with McDonald’s Corporation.  In consideration for these and other related assets, the Company issued to MCI 600,000 unregistered shares of the Common Stock at an aggregate value of $2,502,000, or at a per share price of $4.17, computed by averaging the closing sale price of the Common Stock as reported by he NASDAQ Global Market for the period beginning on the two business days before the acquisition and ending two business days after the acquisition.  In addition, the Company is obligated to pay MCI a continuing royalty for ten years on sales of specified products and/or components of products.  For the years ended December 31, 2010 and 2009, the Company incurred approximately $110,000 and $161,963, respectively, of royalty expense under this arrangement.  During the third quarter of 2010, the Company settled all future obligations with MCI with a one-time payment of approximately $220,000, and the all agreements between the Company and MCI were terminated as of that date.

Our Code of Ethics mandate that officers and directors bring promptly to the attention of our Compliance Officer, currently our Chief Financial Officer, any transaction or series of transactions that may result in a conflict of interest between that person and the Company.  Following any disclosure, our Compliance Officer will then review with the Chairman of our Audit Committee the relevant facts disclosed by the officer or director in question.  After this review, the Chairman of the Audit Committee and the Compliance Officer determine whether the matter should be brought to the Audit Committee or the full Board of Directors for approval.  In considering any such transaction, the Audit Committee or the Board of Directors, as the case may be, will consider various relevant factors, including, among others, the reasoning for the Company to engage in the transaction, whether the terms of the transaction are arm’s length and the overall fairness of the transaction to the Company.  If a member of the Audit Committee or the Board is involved in the transaction, he or she will not participate in any of the discussions or decisions about the transaction.  The transaction must be approved in advance whenever practicable, and if not practicable, must be ratified as promptly as practicable.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee, comprised of independent directors, reviewed and discussed the above Compensation Discussion and Analysis with the Company’s management. Based on the review and discussions, the Compensation Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in these Proxy Materials.

COMPENSATION
COMMITTEE

Wayne P. Yetter (Chair)
Steven R. Becker
David M. Wurzer

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors is composed of three non-employee directors.  The Board of Directors has determined that each member of the Audit Committee is financially literate and independent as required by applicable listing standards of the NASDAQ Global Market, and that Mr. Waechter is an “audit committee financial expert,” as defined by the SEC.

The role of the Audit Committee is to assist the Board in its oversight of the Company’s financial reporting process.  The Audit Committee operates pursuant to a written Charter that was adopted by the Board on June 21, 2000, and is periodically amended and restated.  The last such amendment and restatement was approved February 28, 2006.  As set forth in the Charter, management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, the Company’s accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

The Audit Committee is solely responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent registered public accounting firm, reviews the results and scope of the annual audit, quarterly reviews and the services provided by the Company’s independent registered public accounting firm.

In the performance of its oversight function, the Audit Committee has reviewed and discussed the audited financial statements with management and the independent registered public accounting firm. The Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 All Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. Finally, the Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, has considered whether the provision of non-audit services by the independent registered public accounting firm to the Company is compatible with maintaining the firm’s independence and has discussed with the independent registered public accounting firm the firm’s independence.

While Mr. Waechter qualifies as an audit committee financial expert, none of the members of the Audit Committee is professionally engaged in the practice of auditing or accounting or is an expert in the fields of accounting or auditing, including in respect of auditor independence.  Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent accountants.  Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations.  Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company’s independent registered public accounting firm is in fact “independent.”

Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee’s Charter, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 to be filed with the SEC.

Policy on Audit Committee Pre-approval of Audit and Permissible Non-audit Services of Independent Registered Public Accounting Firm

Consistent with policies of the Securities and Exchange Commission regarding auditor independence and the Audit Committee Charter, the Audit Committee has the responsibility for appointing, retaining, setting compensation and overseeing the work of the independent registered public accounting firm. The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditor. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee may also pre-approve particular services on a case-by-case basis. In assessing requests for services by the independent registered public accounting firm, the Audit Committee considers whether such services are consistent with the firm’s independence, whether the independent registered public accounting firm is likely to provide the most effective and efficient service based upon their familiarity with the Company, and whether the service could enhance the Company’s ability to manage or control risk or improve audit quality.

All of the audit-related, tax and other services provided by KPMG LLP in fiscal year 2010 and related fees were approved in advance by the Audit Committee.

SUBMITTED BY THE AUDIT COMMITTEE
OF THE COMPANY’S BOARD OF DIRECTORS

Stephen L. Waechter (Chair)
Thomas A. Bologna
David M. Wurzer

The Report of the Audit Committee shall not be deemed incorporated by reference by any general statement that incorporates by reference any portion of this proxy statement into any filing under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

PROPOSAL 2
AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK THEREUNDER

Stockholders will be asked at the Meeting to vote on a proposal to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock from 35,000,000 to 50,000,000 and to increase the aggregate number of authorized shares of capital stock from 54,664,362 to 69,664,362, with no increase in the 19,664,362 authorized shares of preferred stock. The Board of Directors has unanimously approved this amendment and recommended it to the stockholders for approval. If the amendment is approved by the stockholders, the text of the first paragraph of Article IV of the Company’s Amended and Restated Certificate of Incorporation, including the three sub-paragraphs included therein, will be amended and restated to read in its entirety as follows:

“The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is 69,664,362 shares, divided into classes as follows

2,164,362 shares shall be shares of Series A Convertible Preferred Stock, with a par value of $.01 per share (the “Series A Convertible Preferred Stock”);

17,500,000 shall be shares of Preferred Stock, with a par value of $.01 par value per share (the “Blank Check Preferred Stock”) and

50,000,000 shall be shares of Common Stock, with a par value of $.01 par value per share (the “Common Stock”);”

As more fully set forth below, the proposed amendment is intended to improve the Company’s flexibility in meeting our future needs for unreserved common stock. However, and while this is not the intent of the proposal, in addition to general corporate purposes, the proposed amendment can be used to make more difficult a change in control of the Company.

As of the close of business on March 31, 2011, the Company had shares of common stock outstanding, reserved for issuance upon exercise of outstanding warrants and options, and available for grant under the Plan, as follows:

●	Shares outstanding: 20,536, 730
●	Shares reserved for issuance under issued and outstanding warrants: 0
●	Shares reserved for issuance under issued and outstanding options: 2,358,906
●	Shares reserved for issuance under our Plan: 977,925

Reasons for the Amendment

The Company has over time considered utilizing its common stock and securities convertible into common stock for a variety of purposes, including transactions relating to the development of its business and technology and the acquisition of assets, including intellectual property. The Company has also considered engaging in public and private offerings of common stock (and securities convertible into common stock) as a method of raising capital to fund its operations, and equity grants have comprised a substantial portion of the Company’s compensation program. It is the Company’s intention to continue to engage in, or to continue to consider engaging in, all of these practices. Without the ability to do so, the Company believes that our future progress would be severely jeopardized and result in adverse consequences for our stockholders.

The Board of Directors believes that the proposed increase in the number of authorized shares of common stock is essential to facilitate the Company’s ability to develop its technology, acquire assets that will enhance the growth and development of the Company’s business, raise capital to fund our operations and compensate our employees. The shares proposed for authorization could be used, among other things, to increase funding through potential equity transactions with institutional or other investors or to help secure commercial agreements with potential business partners who might wish to have such an equity arrangement as part of an agreement, as well as for other bona fide corporate purposes.

If the stockholders do not approve this proposal to increase the number of authorized shares, the Company believes that it will be substantially limited in its ability to advance its operational and strategic plans.

The increased number of authorized shares of common stock will be available for issue from time to time for such purposes and consideration as the Board of Directors may approve and no further vote of stockholders of the Company will be required, except as provided under Delaware law or under the rules of the NASDAQ Stock Market or any other national securities exchange or market on which our common stock may be listed. The availability of additional shares for issuance, without the delay and expense of obtaining the approval of stockholders at a subsequent special meeting, will afford us greater flexibility in acting upon proposed transactions.

The Company currently has no plans to issue any additional shares of Common Stock other than the shares that previously have been reserved for issuance as described above.

The increase in authorized common stock will not have any immediate effect on the rights of existing stockholders. To the extent that additional authorized shares are issued in the future, they would decrease the existing stockholder’s percentage equity ownership and, depending on the price at which they are issued, may be dilutive to existing stockholders. The additional shares of common stock for which authorization is sought would have identical rights, preferences and privileges to the shares of our common stock authorized prior to approval of this proposal. Holders of common stock do not have preemptive rights to subscribe to additional securities that may be issued by us, which means that current stockholders do not have a prior right to purchase any new issue of the Company’s capital stock in order to maintain their proportionate ownership thereof.

The increase in the authorized common stock may facilitate certain other anti-takeover devices that may be advantageous to management if management attempts to prevent or delay a change of control. For example, the Board of Directors could cause additional shares to be issued to a holder or holders who might side with the Board of Directors in opposing a takeover bid. Additionally, the existence of such shares might have the effect of discouraging any attempt by a person or entity, through an acquisition of a substantial number of shares of Common Stock, to acquire control of the Company, since the issuance of such shares could dilute the common stock ownership of such person or entity. Employing such devices may adversely impact stockholders who desire a change in management or who desire to participate in a tender offer or other sale transaction involving the Company. At the present time, the Company is not aware of any contemplated mergers, tender offers or other plans by a third party to attempt to effect a change in control of the Company, and this proposal is not being made in response to any such attempts.

The Amended and Restated Certificate of Incorporation of the Company authorize the issuance of 19,664,362 shares of preferred stock, of which none were outstanding, and 17,500,000 shares were undesignated, as of March 31, 2011. The Board of Directors, within the limitations and restrictions contained in the Amended and Restated Certificate of Incorporation, applicable law and stock exchange regulations, and without further action by the Company’s stockholders, has the authority to issue the remaining undesignated preferred stock with rights that could, under certain circumstances, have the effect of delaying or preventing a change in control of the Company.

No Dissenters’ Rights

Under Delaware law, stockholders are not entitled to dissenters’ rights of appraisal with respect to this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THIS PROPOSAL TO AMEND THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK THEREUNDER.

PROPOSAL 3
AMENDMENT TO THE 2000 STOCK INCENTIVE PLAN

The Board of Directors believes that attracting, motivating and retaining key personnel of the Company is essential to the Company’s growth and success and that important advantages to the Company are gained by a comprehensive compensation program that includes different types of incentives for motivating key personnel of the Company and provides rewards for outstanding service. The Board also believes that options are important in attracting and retaining qualified individuals to serve on the Board of Directors.

As of March 31, 2011, the Company had granted options to purchase 4,473,509 shares, (plus options to purchase 150,000 shares, issued outside the Plan) or 74.5%, of the 6,000,000 shares of Common Stock currently reserved for issuance under the Plan. Of the 4,473,509 granted, 2,114,603 have been exercised, leaving  2,358,906 shares exercisable, subject to vesting requirements. On March 1, 2011, the Board adopted, subject to stockholder approval, an amendment to the Plan, which increases the total number of shares of Common Stock authorized for issuance under the Plan by 2,000,000 from 6,000,000 to 8,000,000.

In unanimously recommending the approval of this increase to the Board, the Compensation Committee of the Board reviewed its projected impact on the Company and its stockholders. Among other things, the Compensation Committee considered that additional option shares would be needed for the retention of present employees and the future recruitment of suitable management and scientific talent.

The Board believes that the Company’s growth and long-term success depend in large part upon attracting, retaining and motivating key personnel, and that such retention and motivation can be achieved, in part, through the grant of equity-based awards. The Plan has been effective in retaining and motivating key employees and attracting and retaining experienced and qualified individuals to work for the Company. The Board also believes that stock options will play an important role in the Company’s success by encouraging and enabling the directors, officers and other employees of the Company – upon whose judgment, initiative and efforts the Company depends – to acquire a proprietary interest in the Company’s long-term performance. The Company anticipates that providing these persons with a direct stake in the Company will ensure a closer identification of the interests of the participants in the Plan with those of the Company, thereby stimulating the efforts of these participants to promote the future success of and strengthen their desire to remain with the Company. The Company believes that the proposed increase in the number of shares issuable under the Plan will help the Company accomplish these goals and will keep the Company’s equity incentive compensation in line with that of other companies comparable to the Company.

The Plan provides for the issuance of stock options, stock awards and performance share awards. The Board or the Compensation Committee has the authority to select recipients of awards, who may be officers, employees, directors, consultants or advisors of the Company. As of December 31, 2010, the Company has approximately 150 employees (including officers) and eight directors. The Plan provides for the issuance of Incentive Stock Options, for which the exercise price must be equal to the fair market value of the underlying shares on the date the option is granted, or non-statutory (or “nonqualified”) stock options, for which the exercise price, as determined by the Board, may not be less than 25% of fair market value on the date the options are granted. However, if Incentive Stock Options are granted to persons owning more than 10% of our Stock, the exercise price may not be less than 110% of the fair market value per share at the date of grant, and the term of the Incentive Stock Options may not exceed five years. Options are subject to such limitations and conditions on exercise as the Board determines, including the time and manner in which options are exercisable. In the case of a merger or consolidation with another corporation, the Board may (but is not required to) provide for the substitution of options in such other corporation’s shares as a replacement for options granted under the Plan. As a general matter, options terminate three months following termination of employment or other relationship with the Company (unless the Board provides otherwise) or on the expiration of the stated term of the option, if earlier. Options terminate at other times in the case of the optionee’s death, disability or termination for cause.

The Plan also provides for the outright grant of Stock to an eligible individual at no cost to that individual. Shares may be awarded subject to such conditions and limitations as the Board may determine or may be issued without restriction. The Plan also provides for the issuance of Performance Share Awards, which entitle the recipients to acquire shares of Stock upon the attainment of specified performance goals. Performance Share Awards may be made independent of the granting of any other awards under the Plan. The Board sets performance goals applicable to each award, which may vary among participants.

Prior to the date of this proxy statement, option grants have been made under the Plan to the following persons and groups (with the underlying share amounts immediately following each person or group): Mr. DiNuzzo (528,000); Mr. Bratton (150,000, of which 75,000 are outside the Plan); Dr. Lindpainter (150,000, of which 75,000 are outside the Plan); all current executive officers as a group (1,220,953); all current directors who are not executive officers as a group (283,069); all other current employees as a group (727,735). All of our employees (currently approximately 150 in number), including all of our executive officers, as well as our non-employee directors, are eligible to receive options under the Plan.

The grant of an Incentive Stock Option will not have any tax consequence to the Company nor to the participant. The exercise of an Incentive Stock Option will not cause the participant to realize ordinary taxable income nor permit the Company to take a deduction unless the participant disposes of the acquired shares within the later of two years after the grant of the option and one year after the date of the exercise. (However, for purposes of computing the participant’s alternative minimum tax liability, the spread between the option price and the stock’s fair market value on the date of the Incentive Stock Option exercise is treated as income.) If the participant fails to achieve that minimum holding period before disposition, the participant will be treated as though he or she had exercised a nonqualified stock option for tax purposes and the Company will be treated as though the participant had exercised a nonqualified stock option. If the participant achieves the minimum holding period, any gain or loss that is realized on the subsequent disposition of such shares will be treated as long-term capital gain or loss.

The grant of a nonqualified stock option will not have any tax consequence to the Company nor to the participant. The exercise of a nonqualified stock option will require the participant to include in his or her taxable ordinary income the amount by which the fair market value of the acquired shares on the exercise date exceeds the option price. Upon a subsequent sale or taxable exchange of shares acquired upon the option exercise, the participant will recognize long-or short-term capital gain or loss equal to the difference between the amount realized on the sale and the tax basis of such shares (the fair market value on the exercise date). The Company will be entitled to a deduction at the same time and in the same amount as the participant is in receipt of income in consequence of his or exercise of a nonqualified stock option.

Neither an outright grant of stock nor the grant of a Performance Share Award will have any tax consequence to the Company or to the participant if, at the time of the grant, the shares or award provided to the participant are subject to a substantial risk of forfeiture, and provided further that the participant chooses not to elect to recognize income. The participant may, however, elect to recognize taxable ordinary income at the time of a stock (but not a Performance Share Award) grant equal to the fair market value of the stock awarded. Failing such an election, as of the date the shares provided to a participant under a stock award or pursuant to a Performance Share Award are no longer subject to a substantial risk of forfeiture, the participant will recognize taxable ordinary income equal to the fair market value of the stock. The Company will be entitled to a deduction at the same time and in the same amount as the participant is in receipt of income in consequence of the grant of a stock or Performance Share Award.

The Board has the right to amend, modify or terminate the Plan at any time without notice, provided that no participant’s then existing rights are adversely affected without his or her consent, and provided further, that upon any amendment of the Plan, stockholder approval will be obtained if required by law. The above description is a partial summary of material provisions of the Plan, including the amendments to the Plan adopted by the Board on March 1, 2011.  A copy of the full text of the Plan is attached to this proxy statement as Annex A. This summary of the Plan is not intended to be a complete description of the Plan and is qualified in its entirety by the actual text of the Plan to which reference is made.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THIS PROPOSAL TO APPROVE THE AMENDMENT OF THE 2000 STOCK INCENTIVE PLAN.

PROPOSAL 4
RATIFICATION OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2011

The Audit Committee of our Board of Directors is responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm.  The accounting firm of KPMG LLP has served as the Company’s independent registered public accounting firm since September 1998, and has been selected to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2011. A representative of KPMG LLP will be present at the Meeting and will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

Although ratification by our stockholders is not a prerequisite to the ability of the Audit Committee to select our independent registered public accounting firm, we believe such ratification to be a good corporate practice.  Accordingly, our stockholders are requested to ratify, confirm and approve the selection of KPMG LLP as our independent registered public accounting firm to conduct the annual audit of our consolidated financial statements for fiscal year 2011.  If our stockholders do not ratify the selection, the Audit Committee will reconsider the selection of, and may still retain, KPMG LLP.  The Audit Committee believes that ratification is advisable and in the best interests of the Company and our stockholders.  If the appointment of KPMG LLP is ratified, the Audit Committee will continue to conduct an ongoing review of KPMG LLP’s scope of engagement, pricing and work quality, among other factors, and may in its discretion, direct the appointment of a different independent registered public accounting firm if it determines that such a change would be in the best interests of the Company and its stockholders.

Audit Fees. Fees billed to the Company by KPMG LLP during 2010 and 2009 for audit services rendered by KPMG LLP for the audit of the Company’s annual financial statements for such years, for the review of those financial statements included in the Company’s Quarterly Reports on Form 10-Q during such years, and for services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements, totaled $237,000 and $255,000, respectively.

Tax Fees. Fees billed to the Company by KPMG LLP during 2010 and 2009 for professional services rendered for tax compliance, tax advice and tax planning totaled $45,480 and $46,882, respectively.

All Other Fees. There were no additional fees billed to the Company by KPMG LLP during 2010 or 2009 for products and services, other than services reported in the two preceding paragraphs.

All of the services described in the preceding paragraphs were approved by the Audit Committee pursuant to applicable regulations.

OTHER MATTERS

Stockholder Proposals For 2012

All proposals of any stockholder of the Company that such stockholder wishes to be presented at the 2012 Annual Meeting of Stockholders and included in the proxy statement and form of proxy prepared for that meeting must be received by the Company at its principal executive offices no later than December 15, 2011 to be considered for inclusion in such proxy statement and form of proxy. Any such proposal must be submitted in writing to the Chief Financial Officer of the Company at the address appearing in the section of this proxy statement entitled “Other Matters – General.” A proposal that does not comply with the applicable requirements of Rule 14a-8 under the Exchange Act will not be included in management’s proxy soliciting material for the 2012 Annual Meeting of Stockholders.

A stockholder of the Company may wish to have a proposal presented at the 2012 Annual Meeting of Stockholders, but not to have such proposal included in the Company’s proxy statement and form of proxy relating to that meeting. Pursuant to Article I, Section 2 of the Company’s By-Laws, notice of any such proposal must be received by the Company between January 18, 2012 and March 3, 2012. Such proposal must also meet certain information requirements set forth in Article I, Section 2 of the Company’s By-Laws. If such proposal is not timely or does not meet the information requirements in Article I, Section 2 of the Company’s By-Laws, then such proposal will not be presented for action at the 2012 Annual Meeting.

In addition, if a stockholder wishes to nominate a director candidate at the 2012 Annual Meeting, such stockholder must comply with the requirements described in “Other Information as to Directors – Director Nominations and Qualifications – Stockholder Nominees.”

If any stockholder proposal, including director nomination, is not received on or before March 3, 2012, such proposal shall be deemed “untimely” for purposes of Rule 14a-4(c) under the Exchange Act, and, therefore, the proxy holders will have the right to exercise discretionary voting authority with respect to such proposal. Any such proposal must be submitted in writing to the Chief Financial Officer of the Company at the address appearing in the section of this proxy statement entitled “Other Matters – General.”

General

The Board knows of no matter other than the foregoing to be brought before the Meeting. However, the enclosed proxy gives to the proxy holders discretionary authority in the event any additional matters should be properly presented.

The Company’s 2010 Annual Report on Form 10-K, including financial statements for the fiscal year ended December 31, 2010, accompanies this Proxy Statement.

The accompanying proxy is solicited by and on behalf of the Board, whose notice of meeting is attached to this Proxy Statement. The entire cost of such solicitation will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone or telegram by directors, officers and other employees of the Company who will not be specially compensated for these services. Additionally, the Company will request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held of record by such brokers, nominees, custodians and other fiduciaries. The Company will reimburse such persons for their reasonable expenses in connection therewith. Only one Proxy Statement is delivered to multiple security holders sharing an address, unless such security holders have requested otherwise.

Certain information contained in this Proxy Statement relating to the occupation and security holdings of the directors and officers of the Company is based upon information received from the individual directors and officers.

PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE.

STRATEGIC DIAGNOSTICS INC.
111 Pencader Drive
Newark, Delaware
April 13, 2011

35

ANNEX A

STRATEGIC DIAGNOSTICS INC.

2000 STOCK INCENTIVE PLAN

(Giving effect to the amendments approved by the Board, or as amended through March 17, 2009)

SECTION 1. General Purpose of the Plan: Definitions.

The name of the plan is the Strategic Diagnostics Inc. 2000 Stock Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, directors, consultants and advisors of Strategic Diagnostics Inc. (the “Company”) and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company. The Plan is intended to comply with the conditions and requirements for employee benefit plans under Rule 16b-3, promulgated under Section 16 of the Exchange Act. Any Options issued pursuant to the Plan are intended to constitute either Incentive Stock Options, or Non-Qualified Stock Options, as determined by the Committee, or the Board, if no Committee has been appointed, at the time of Award, as specified in the instrument(s) evidencing the Award.

The following terms shall be defined as set forth below:

“Act” means the Securities Exchange Act of 1934, as amended.

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Awards and Performance Share Awards.

“Board” means the Board of Directors of the Company.

“Cause” means and shall be limited to a vote of the Board resolving that the participant should be dismissed as a result of (i) any material breach by the participant of any agreement to which the participant and the Company are parties, (ii) any act (other than retirement) or omission to act by the participant which may have a material and adverse effect on the business of the Company or any Subsidiary or on the participant’s ability to perform services for the Company or any Subsidiary, including, without limitation, the commission of any crime (other than ordinary traffic violations), or (iii) any material misconduct or neglect of duties by the participant in connection with the business or affairs of the Company or any Subsidiary.

“Change of Control” is defined in Section 12 hereof.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Committee” shall mean the Committee appointed by the Board in accordance with Section 2(a) of the Plan, if one is appointed.

“Disability” means disability as set forth in Section 22(e)(3) of the Code.

“Effective Date” means the date on which the Plan is approved by shareholders.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the related rules, regulations and interpretations.

“Fair Market Value” on any given date means the last reported sale price at which Stock is traded on such date or, if no Stock is traded on such date, the most recent date on which Stock was traded. In the absence of an established market for the Stock, the Fair Market Value of a share of Stock shall be determined by the Board or the Committee, in its sole and absolute discretion.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Non-Employee Director” shall have the meaning set forth in Rule 16b-3(b)(3)(i) promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission; provided, however, that the Board or the Committee may, to the extent that it deems necessary to comply with Section 162(m) of the Code or regulations thereunder, require that each “Non-Employee Director” also be an “outside director” as that term is defined in regulations under Section 162(m) of the Code.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Performance Share Award” means any Award granted pursuant to Section 7.

“Stock” means the Common Stock, $.01 par value per share, of the Company, subject to adjustments pursuant to Section 3.

“Stock Award” means any Award granted pursuant to Section 6.

“Subsidiary” means any corporation or other entity (other than the Company) in any unbroken chain of corporations or other entities, beginning with the Company if each of the corporations or entities (other than the last corporation or entity in the unbroken chain) owns stock or other interests possessing 50% or more of the total combined voting power of all classes of stock or other interests in one of the other corporations or entities in the chain.

“Substitute Award” means any Award granted pursuant to Section 3(d).

SECTION 2. Administration of Plan: Board Authority to Select Participants and Determine Awards.

Administration. The Plan will be administered by the Board. The Board may at any time appoint a Committee consisting of not less than two members of the Board to administer the Plan on behalf of the Board; provided, however, that if the Company has a class of securities required to be registered under Section 12 of the Securities Exchange Act of 1934, all members of any Committee established pursuant to this Section 2(a) will be Non-Employee Directors. If the Board appoints a Committee pursuant to this Section 2(a), that Committee will possess all of the power and authority of, and will be authorized to take any and all actions required to be taken hereunder by, the Board, subject to such terms and conditions as the Board may prescribe.

Members of any Committee established pursuant to this Section 2(a) will serve for such period of time as the Board may determine. Members of the Board or the Committee who are eligible for Options or have been awarded Options may vote on any matters affecting the administration of the Plan or the Award of any Options pursuant to the Plan, except that no such member shall act upon the Award of an Option to himself or herself, but any such member may be counted in determining the existence of a quorum at any meeting of the Board or Committee during which action is taken with respect to the Award of Options to himself or herself.

From time to time the Board may increase the size of the Committee and appoint additional members thereto, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

Powers of the Board. The Board shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

•	to select the officers, other employees, directors, consultants and advisors of the Company and its Subsidiaries to whom Awards may from time to time be granted;

•
to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Awards and Performance Share Awards, or any combination of the foregoing, granted to any one or more participants;

•	to determine the number of shares to be covered by any Award;

•
to determine and modify the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and participants, and to approve the form of written instruments evidencing the Awards;

•	to accelerate the exercisability or vesting of all or any portion of any Stock Option;

•	subject to the provisions of Section 5(a)(ii), to extend the period in which Stock Options may be exercised;

•
to determine whether, to what extent, and under what circumstances Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the participant and whether and to what extent the Company shall pay or credit amounts equal to interest (at rates determined by the Board) or dividends or deemed dividends on such deferrals; and

•
to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

Effect of the Board’s or Committee’s Decision. All decisions and interpretations of the Board shall be binding on all persons, including the Company and Plan participants.

Limitation of Liability. No member of the Board or of the Committee shall be liable for any good faith determination, act or failure to act in connection with the Plan or any Award hereunder.

SECTION 3. Shares Issuable under the Plan; Merger; Substitution.

Shares Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan is 6,000,000 shares. For purposes of this limitation, the shares of Stock underlying any Awards which are forfeited, canceled, reacquired by the Company, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan so long as the participants to whom such Awards had been previously granted received no benefits of ownership of the underlying shares of Stock to which the Award related. Shares issued under the Plan may be authorized but unissued shares or shares reacquired by the Company.

Section 162(m) Limit on Shares Issuable. The maximum aggregate number of shares of Stock that may be subject to Awards granted within any fiscal year of the Company to any “covered employee” as defined in Section 162(m) of the Code is 150,000.

Stock Dividends, Mergers, etc. In the event of a stock dividend, stock split or similar change in capitalization affecting the Stock, the Board shall make appropriate adjustments in (i) the number and kind of shares of stock or securities on which Awards may thereafter be granted, (ii) the number and kind of shares remaining subject to outstanding Awards, and (iii) the option or purchase price in respect of such shares. In the event of any merger, consolidation, dissolution or liquidation of the Company, the Board in its sole discretion may, as to any outstanding Awards, make such substitution or adjustment in the aggregate number of shares reserved for issuance under the Plan and in the number and purchase price (if any) of shares subject to such Awards as it may determine and as may be permitted by the terms of such transaction, or accelerate, amend or terminate such Awards upon such terms and conditions as it shall provide (which, in the case of the termination of the vested portion of any Award, shall require payment or other consideration which the Board deems equitable in the circumstances).

Substitute Award. The Board may grant Substitute Awards under the Plan in substitution for stock and stock based awards held by persons who are or were directors, officers or employees of another corporation which merges or consolidates with, or the stock or property of which other corporation is acquired by, the Company or a Subsidiary. The Board may direct that the Substitute Awards be granted on such terms and conditions as the Board considers appropriate in the circumstances.

SECTION 4. Eligibility.

Participants in the Plan will be such full or part-time officers and other employees of the Company and its Subsidiaries who are responsible for or contribute to the management, growth or profitability of the Company and its Subsidiaries and who are selected from time to time by the Board, in its sole discretion. Non-Employee Directors, consultants and advisors are also eligible to participate in the Plan to the extent provided in Sections 5(c) and (d) below.

SECTION 5. Stock Options.

Any Stock Option granted under the Plan shall be in such form as the Board may from time to time approve.

Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. To the extent that any option does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option.

No Incentive Stock Option shall be granted under the Plan after ten years from the date of shareholder approval of the authorized shares to which such Option shall relate.

Stock Options Granted to Employees. The Board in its discretion may grant Stock Options to employees of the Company or any Subsidiary. Stock Options granted to employees pursuant to this Section 5(a) shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Board shall deem desirable:

Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5(a) shall be determined by the Board at the time of grant but shall be, in the case of Incentive Stock Options, not less than 100% of Fair Market Value on the date of grant and, in the case of Non-Qualified Stock Options, not less than 25% of Fair Market Value on the date of grant. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation and an Incentive Stock Option is granted to such employee, the option price shall be not less than 110% of Fair Market Value on the grant date.

Option Term. The term of each Stock Option shall be fixed by the Board, but no Incentive Stock Option shall be exercisable more than ten years after the date the option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation and an Incentive Stock Option is granted to such employee, the term of such option shall be no more than five years from the date of grant.

Exercisability; Rights of a Shareholder. Stock Options shall become vested and exercisable at such time or times, whether or not in installments, as shall be determined by the Board at or after the grant date. The Board may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a shareholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

Method of Exercise. Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods:

In cash, by certified or bank check or other instrument acceptable to the Board;

In the form of shares of Stock that are not then subject to restrictions under any Company plan, if permitted by the Board in its discretion, and only to the extent that such an exercise of the Option would not result in an accounting compensation charge with respect to the shares used to pay the purchase price. Such surrendered shares shall be valued at Fair Market Value on the exercise date; or

By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Board shall prescribe as a condition of such payment procedure, and such an exercise of the Option would not result in an accounting compensation charge with respect to the shares used to pay the purchase price. Payment instruments will be received subject to collection.

The delivery of certificates representing shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Stock Option or applicable provisions of laws.

Non-transferability of Options. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution. All Stock Options shall be exercisable, during the optionee’s lifetime, only by the optionee.

Termination by Death. If any optionee’s employment by the Company and its Subsidiaries terminates by reason of death, any Stock Option granted pursuant to this Section 5(a) may thereafter be exercised, to the extent exercisable at the date of death, by the legal representative or legatee of the optionee, for a period of 180 days (or such longer period as the Board shall specify at any time) from the date of death, or until the expiration of the stated term of the Option, if earlier.

Termination by Reason of Disability.

Any Stock Option held by an optionee whose employment by the Company and its Subsidiaries has terminated by reason of Disability may thereafter be exercised, to the extent it was exercisable at the time of such termination, for a period of twelve months (or such longer period as the Board shall specify at any time) from the date of such termination of employment, or until the expiration of the stated term of the Option, if earlier.

The Board shall have sole authority and discretion to determine whether a participant’s employment has been terminated by reason of Disability.

Except as otherwise provided by the Board at the time of grant, the death of an optionee during a period provided in this Section 5(a)(vii) for the exercise of a Non-Qualified Stock Option, shall extend such period for 180 days from the date of death, subject to termination on the expiration of the stated term of the Option, if earlier.

Termination for Cause. If any optionee’s employment by the Company and its Subsidiaries has been terminated for Cause, any Stock Option held by such optionee shall immediately terminate and be of no further force and effect; provided, however, that the Board may, in its sole discretion provide that such stock option can be exercised for a period of up to 30 days from the date of termination of employment or until the expiration of the stated term of the Option, if earlier.

Other Termination. Unless otherwise determined by the Board, if an optionee’s employment by the Company and its Subsidiaries terminates for any reason other than death, Disability, or for Cause, any Stock Option held by such optionee may thereafter be exercised, to the extent it was exercisable on the date of termination of employment, for three months (or such longer period as the Board shall specify at any time) from the date of termination of employment or until the expiration of the stated term of the Option, if earlier.

Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its Subsidiaries become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that all of any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

Form of Settlement. Shares of Stock issued upon exercise of a Stock Option shall be free of all restrictions under the Plan, except as otherwise provided in this Plan.

Stock Options Granted to Non-Employee Directors. The Board in its discretion may grant Non-Qualified Stock Options to Non-Employee Directors of the Company. Stock Options granted to Non-Employee Directors pursuant to this Section 5(c) shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Board shall deem desirable:

Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5(c) shall be determined by the Board at the time of grant, but shall not be less than 25% of Fair Market Value on the date of grant.

Option Term. The term of each Stock Option shall be fixed by the Board.

Exercisability; Rights of a Shareholder. Stock Options shall become vested and exercisable at such time or times, whether or not in installments, as shall be determined by the Board at or after the grant date. The Board may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a shareholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

Method of Exercise. Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods:

In cash, by certified or bank check or other instrument acceptable to the Board;

In the form of shares of Stock that are not then subject to restrictions under any Company plan, if permitted by the Board in its discretion, and only to the extent that such an exercise of the Option would not result in an accounting compensation charge with respect to the shares used to pay the purchase price. Such surrendered shares shall be valued at Fair Market Value on the exercise date; or

By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Board shall prescribe as a condition of such payment procedure, and such an exercise of the Option would not result in an accounting compensation charge with respect to the shares used to pay the purchase price. Payment instruments will be received subject to collection.

The delivery of certificates representing shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Stock Option or applicable provisions of laws.

Non-transferability of Options. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution. All Stock Options shall be exercisable, during the optionee’s lifetime, only by the optionee.

Termination by Death. If any optionee’s service as a member of the board of directors to the Company or its Subsidiaries terminates by reason of death, any Stock Option granted pursuant to this Section 5(c) may thereafter be exercised, to the extent exercisable at the date of death, by the legal representative or legatee of the optionee, for a period of 180 days (or such longer period as the Board shall specify at any time) from the date of death, or until the expiration of the stated term of the Option, if earlier.

Termination by Reason of Disability.

Any Stock Option held by an optionee whose service as a member of the board of directors to the Company or its Subsidiaries has terminated by reason of Disability may thereafter be exercised, to the extent it was exercisable at the time of such termination, for a period of twelve months (or such longer period as the Board shall specify at any time) from the date of such termination of service, or until the expiration of the stated term of the Option, if earlier.

The Board shall have sole authority and discretion to determine whether a participant’s service has been terminated by reason of Disability.

Except as otherwise provided by the Board at the time of grant, the death of an optionee during a period provided in this Section 5(a)(vii) for the exercise of a Non-Qualified Stock Option, shall extend such period for 180 days from the date of death, subject to termination on the expiration of the stated term of the Option, if earlier.

Termination for Cause. If any optionee’s service as a member of the board of directors to the Company or its Subsidiaries has been terminated for Cause, any Stock Option held by such optionee shall immediately terminate and be of no further force and effect; provided, however, that the Board may, in its sole discretion, provide that such stock option can be exercised for a period of up to 30 days from the date of termination of service or until the expiration of the stated term of the Option, if earlier.

Other Termination. Unless otherwise determined by the Board, if an optionee’s service as a member of the board of directors to the Company or its Subsidiaries terminates for any reason other than death, Disability, or for Cause, any Stock Option held by such optionee may thereafter be exercised, to the extent it was exercisable on the date of termination of service, for three months (or such longer period as the Board shall specify at any time) from the date of termination of service or until the expiration of the stated term of the Option, if earlier.

Form of Settlement. Shares of Stock issued upon exercise of a Stock Option shall be free of all restrictions under the Plan, except as otherwise provided in this Plan.

Stock Options Granted to Consultants and Advisors.

Grant of Options. The Board in its discretion may grant Non-Qualified Stock Options to any individual who is rendering services as a consultant, advisor or other independent contractor to the Company.

Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5(d) shall be determined by the Board at the time of grant, but shall not be less than 25% of the Fair Market Value of the Stock on the date the Stock Option is granted.

Exercise; Termination; Non-transferability.

No Option granted under this Section 5(d) may be exercised before the first anniversary of the date upon which it was granted; provided, however, that any Option so granted shall become exercisable upon the termination of service of the consultant or advisor because of Disability or death. No Option issued under this Section 5(d) shall be exercisable after the expiration of ten years from the date upon which such Option is granted.

The rights of a consultant or advisor in an Option granted under Section 5(d) shall terminate three months after such consultant or advisor ceases to act as such on the behalf of the Company or the specified expiration date, if earlier; provided, however, that if the consultant or advisor ceases to serve as such on behalf of the Company for Cause, the rights shall terminate immediately on the date on which he ceases to be a consultant or advisor.

No Stock Option granted under this Section 5(d) shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and such Options shall be exercisable, during the optionee’s lifetime only by the optionee. Any Option granted to a consultant or advisor and outstanding on the date of his death may be exercised by the legal representative or legatee of the optionee for a period of 180 days from the date of death or until the expiration of the stated term of the option, if earlier.

Options granted under this Section 5(d) may be exercised only by written notice to the Company specifying the number of shares to be purchased. Payment of the full purchase price of the shares to be purchased may be made by one or more of the methods specified in Section 5(a)(iv). An optionee shall have the rights of a shareholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

Limited to Consultants or Advisors. The provisions of this Section 5(d) shall apply only to Options granted or to be granted pursuant to this Section 5(d) to consultants or advisors, and shall not be deemed to modify, limit or otherwise apply to any other provision of this Plan or to any Option issued under Sections 5(a), (b) or (c) of this Plan. To the extent inconsistent with the provisions of any other Section of this Plan, the provisions of this Section 5(d) shall govern the rights and obligations of the Company and consultants or advisors respecting Options granted or to be granted to consultants or advisors pursuant to this Section 5(d).

SECTION 6. Stock Awards.

Nature of Stock Award. The Board may grant Stock Awards to any employees of the Company or any Subsidiary. A Stock Award is an Award entitling the recipient to acquire, at no cost or for a purchase price determined by the Board, shares of Stock subject to such restrictions and conditions, if any, as the Board may determine at the time of grant. Conditions may be based on continuing employment and/or achievement of preestablished performance goals and objectives. In addition, a Stock Award may be granted to an employee by the Board in lieu of a cash bonus due to such employee pursuant to any other plan of the Company.

Acceptance of Award. A participant who is granted a Stock Award shall have no rights with respect to such Award unless the participant shall have accepted the Award within 60 days (or such shorter date as the Board may specify) following the award date by making payment to the Company, if required, by certified or bank check or other instrument or form of payment acceptable to the Board in an amount equal to the specified purchased price, if any, of the shares covered by the Award and by executing and delivering to the Company a written instrument that sets forth the terms and conditions of the Stock Award in such form as the Board shall determine.

Rights as a Shareholder. Upon complying with Section 6(b) above, a participant shall have all the rights of a shareholder with respect to the Stock including voting and dividend rights, subject to any non-transferability restrictions and Company repurchase or forfeiture rights described in this Section 6 and subject to such other conditions contained in the written instrument evidencing the Stock Award. Unless the Board shall otherwise determine, certificates evidencing shares of Stock subject to restrictions shall remain in the possession of the Company until such shares are vested as provided in Section 6(e) below.

Restrictions. Shares of Stock which are issued under restrictions established by the Board may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the written instrument evidencing the Stock Award. In the event of termination of employment by the Company and its Subsidiaries for any reason (including death, Disability, and for Cause), the Company shall have the right, at the discretion of the Board, to repurchase shares of the Stock with respect to which conditions have not lapsed at their purchase price, or to require forfeiture of such shares to the Company if acquired at no cost, from the participant or the participant’s legal representative. The Company must exercise such right of repurchase or forfeiture not later than the 90th day following such termination of employment (unless otherwise specified in the written instrument evidencing the Stock Award).

Vesting of Stock. The Board at the time of grant may specify the date or dates and/or the attainment of preestablished performance goals, objectives and other conditions on which the non-transferability of the Stock and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be restricted and shall be deemed “vested.”

Waiver, Deferral and Reinvestment of Dividends. The written instrument evidencing the Stock Award may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Stock.

SECTION 7. Performance Share Awards.

Nature of Performance Shares. A Performance Share Award is an award entitling the recipient to acquire shares of Stock upon the attainment of specified performance goals. The Board may make Performance Share Awards independent of, or in connection with, the granting of any other Award under the Plan. Performance Share Awards may be granted under the Plan to any employees of the Company or any Subsidiary, including those who qualify for awards under other performance plans of the Company. The Board in its sole discretion shall determine whether and to whom Performance Share Awards shall be made, the performance goals applicable under each such Award, the periods during which performance is to be measured, and all other limitations and conditions applicable to the awarded Performance Shares; provided, however, that the Board may rely on the performance goals and other standards applicable to other performance unit plans of the Company in setting the standards for Performance Share Awards under the Plan.

Restrictions on Transfer. Performance Share Awards and all rights with respect to such Awards may not be sold, assigned, transferred, pledged or otherwise encumbered.

Rights as a Shareholder. A participant receiving a Performance Share Award shall have the rights of a shareholder only as to shares actually received by the Participant under the Plan and not with respect to shares subject to the Award but not actually received by the participant. A participant shall be entitled to receive a stock certificate evidencing the acquisition of shares of Stock under a Performance Share Award only upon satisfaction of all conditions specified in the written instrument evidencing the Performance Share Award (or in a performance plan adopted by the Board).

Termination. Except as may otherwise be provided by the Board at any time prior to termination of employment, a participant’s rights in all Performance Share Awards shall automatically terminate upon the participant’s termination of employment by the Company and its Subsidiaries for any reason (including death, Disability and for Cause).

Acceleration, Waiver, Etc. At any time prior to the participant’s termination of employment by the Company and its Subsidiaries, the Board may in its sole discretion accelerate, waive or, subject to Section 10, amend any or all of the goals, restrictions or conditions imposed under any Performance Share Award.

SECTION 8. Tax Withholding.

Payment by Participant. Each participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Board regarding payment of any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

Payment in Shares. A participant may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Stock owned by the participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

SECTION 9. Transfer, Leave of Absence, Etc.

For purposes of the Plan, the following events shall not be deemed a termination of employment:

•	a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

•
an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Board otherwise so provides in writing.

SECTION 10. Amendments and Termination.

The Board may at any time amend or discontinue the Plan and may at any time amend or cancel any outstanding Award (or provide substitute awards at the same or reduced exercise or purchase price or with no exercise or purchase price, but such price, if any, must satisfy the requirements which would apply to the substitute or amended Award if it were then initially granted under this Plan, subject to the right of the Board to grant Substitute Awards as set forth in Section 3(d)) for the purpose of satisfying changes in law or for any other lawful purpose; provided, however, that no such action shall adversely affect rights under any outstanding Award without shareholder’s consent.

SECTION 11. Status of Plan.

With respect to the portion of any Award which has not been exercised and any payments in cash, Stock or other consideration not received by a participant, a participant shall have no rights greater than those of a general creditor of the Company unless the Board shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Board may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the provision of the foregoing sentence.

SECTION 12. Change of Control Provisions.

Upon the occurrence of a Change of Control as defined in this Section 12 then, notwithstanding any provision to the contrary in this Plan, (i) each Award shall continue in full force and effect in accordance with its terms except that if the Company is not the surviving corporation in connection with such Change in Control, the surviving corporation shall issue a new award (a “New Award”) providing that the holder of an Award shall have the right to receive under the New Award, in lieu of each share of Common Stock theretofore issued under the Award, the kind and amount of shares of stock, other securities, money and property receivable in connection with such Change in Control by a holder of one share of Common Stock, and (ii) in the event of termination of employment of a holder of any Award or New Award for any reason within one year after the occurrence of such Change in Control, such holder shall automatically have the right to exercise all of the Options which are not then exercisable and any restrictions or conditions on all Stock Awards and Performance Share Awards held by such holder shall automatically be deemed waived.

“Change of Control” shall mean the occurrence of any one of the following events:

•
any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Act) becomes a “beneficial owner” (as such term is defined in Rule 13d-3 promulgated under the Act) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities; or

•
persons who, as of the Effective Date, constituted the Company’s Board (the “Incumbent Board”) cease for any reason, including without limitation as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a director of the Company subsequent to the Effective Date whose election was approved by at least a majority of the directors then comprising the Incumbent Board shall, for purposes of this Plan, be considered a member of the Incumbent Board; or

•
the shareholders of the Company approve a merger or consolidation of the Company with any other corporation or other entity, other than (a) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no “person” (as hereinabove defined) acquires more than 50% of the combined voting power of the Company’s then outstanding securities; or

•	the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

Notwithstanding the foregoing, a “Change of Control” shall not be deemed to have occurred for purposes of the foregoing clause (i) solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of Stock or other voting securities outstanding, increases (x) the proportionate number of shares of Stock beneficially owned by any person to 50% or more of the shares of Stock then outstanding or (y) the proportionate voting power represented by the voting securities beneficially owned by any person to 50% or more of the combined voting power of all then outstanding Voting Securities; provided, however, that if any person referred to in clause (x) or (y) of this sentence shall thereafter become the beneficial owner of any additional shares of Stock or other voting securities (other than pursuant to a stock split, stock dividend, or similar transaction), then a “Change of Control” shall be deemed to have occurred for purposes of the foregoing clause (i).

SECTION 13. General Provisions.

No Distribution Compliance with Legal Requirements. The Board may require each person acquiring shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange requirements have been satisfied. The Board may require the placing of such stop orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

Delivery of Stock Certificates. Delivery of stock certificates to participants under this Plan shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have delivered such certificates in the United States mail, addressed to the participant, at the participant’s last known address on file with the Company.

Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

Notices. Any notice to be given to the Company pursuant to the provisions of the Plan shall be addressed to the Company in care of its Secretary (or such other person as the Company may designate from time to time) at its principal executive office, and any notice to be given to a participant shall be delivered personally or addressed to him or her at the address given beneath his or her signature on the instrument evidencing his or her Award, or at such other address as such participant may hereafter designate in writing to the Company. Any such notice shall be deemed duly given on the date and at the time delivered via personal, courier or recognized overnight delivery service or, if sent via telecopier, on the date and at the time telecopied with confirmation of delivery or, if mailed, on the date five (5) days after the date of the mailing (which shall be by regular, registered or certified mail). Delivery of a notice by telecopy (with confirmation) shall be permitted and shall be considered delivery of a notice notwithstanding that it is not an original that is received.

SECTION 14. Effective Date of Plan.

The Plan (formerly the EnSys Environmental Products, Inc. 1995 Stock Incentive Plan) is herein amended and restated as the Strategic Diagnostics Inc. 2000 Stock Incentive Plan, subject to approval by the holders of a majority of the shares of capital stock of the Company present or represented and entitled to vote at a meeting of shareholders.

SECTION 15. Information to Participants.

The Company, upon request, shall provide without charge to each participant under the Plan copies of such annual and periodic reports as are provided by the Company to its shareholders generally.

SECTION 16. Availability of Plan.

A copy of this Plan shall be delivered to the Secretary of the Company and shall be shown by him to any eligible person making reasonable inquiry concerning it.

SECTION 17. Invalid Provisions.

In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability shall not be construed as rendering any other provision contained herein as invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.

SECTION 18. Governing Law.

This Plan shall be governed by Delaware law except to the extent such law is preempted by federal law.